Sales Report:Supplement No. 211 dated Jun 04, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 458977
This series of Notes was issued and sold upon the funding of the borrower loan #42841, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,200.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	May-19-2010
				Auction end date:	May-24-2010

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.30%	Starting monthly payment:	$133.95
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$133.95

Auction yield range:	3.99% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1986	Debt/Income ratio:	28%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Retired
Enhanced (1-5):	5	Current / open credit lines:	9 / 6	Length of status:	21y 3m
Credit score:	740-759 (May-2010)	Total credit lines:	21	Stated income:	$1-$24,999
Now delinquent:	0	Revolving credit balance:	$20,891
Amount delinquent:	$0	Bankcard utilization:	34%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	glowing-agreement	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My loan for debt consolidation
This listing has a higher likelihood to fund and therefore does not include a description. If you would like additional information from this borrower, please ask a question in the Q&A section below.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

successful-euro	$30.00	$30.00	5/19/2010 3:35:46 PM
tender-integrity3	$50.00	$50.00	5/19/2010 3:37:42 PM
worth-arch	$25.00	$25.00	5/19/2010 3:43:23 PM
enthusiastic-balance5	$100.00	$100.00	5/19/2010 3:45:17 PM
dinero-speaker	$25.00	$25.00	5/19/2010 3:44:15 PM
JGB	$25.00	$25.00	5/19/2010 3:44:23 PM
the-profit-oracle	$25.00	$25.00	5/19/2010 3:44:56 PM
CaptainBlueberry	$25.00	$25.00	5/19/2010 3:45:50 PM
Kerrysbay	$34.03	$34.03	5/19/2010 3:46:03 PM
Phantom99	$25.00	$25.00	5/19/2010 3:44:45 PM
kulender	$25.00	$25.00	5/19/2010 3:48:30 PM
GiantAardvark	$25.00	$25.00	5/19/2010 3:48:44 PM
Merganser	$25.00	$25.00	5/19/2010 3:47:20 PM
tntmojave	$25.00	$25.00	5/19/2010 3:49:41 PM
harty	$60.00	$60.00	5/19/2010 3:47:36 PM
virtualbank	$25.00	$25.00	5/19/2010 3:49:52 PM
delicious-social132	$40.00	$40.00	5/19/2010 3:48:03 PM
credit-scout7	$30.00	$30.00	5/19/2010 3:47:30 PM
Marathoner	$25.00	$25.00	5/19/2010 3:47:40 PM
truth-image	$50.00	$50.00	5/19/2010 3:47:56 PM
Ivan2007	$25.00	$25.00	5/19/2010 3:49:21 PM
DukSerduk	$25.00	$25.00	5/19/2010 3:48:16 PM
Weaverville	$50.00	$50.00	5/19/2010 3:51:45 PM
dsnybnd	$25.00	$25.00	5/19/2010 3:51:54 PM
the-gold-quark	$25.00	$25.00	5/19/2010 3:52:14 PM
GeorgiaGator	$50.00	$50.00	5/19/2010 3:48:53 PM
power-defender7	$25.00	$25.00	5/19/2010 3:49:28 PM
flexible-value	$28.00	$28.00	5/19/2010 3:52:57 PM
JFKPilot	$25.00	$25.00	5/19/2010 3:51:22 PM
ray1051	$50.00	$50.00	5/19/2010 3:49:57 PM
steady-gain5	$25.00	$25.00	5/19/2010 3:50:17 PM
serene-credit4	$50.00	$50.00	5/19/2010 3:53:56 PM
qwsd12	$40.00	$40.00	5/19/2010 3:52:37 PM
integrity-doctor	$100.00	$100.00	5/19/2010 3:54:12 PM
nobuffett43	$50.00	$50.00	5/19/2010 3:53:42 PM
castleman	$25.00	$25.00	5/19/2010 4:20:43 PM
samo102us	$25.00	$25.00	5/19/2010 4:33:56 PM
GElender	$46.91	$46.91	5/19/2010 4:34:58 PM
PaulW	$25.00	$25.00	5/19/2010 4:33:24 PM
awwaww	$25.00	$25.00	5/19/2010 5:06:48 PM
Cheburashka	$30.00	$16.30	5/19/2010 5:07:41 PM
forthright-trade	$50.00	$50.00	5/19/2010 4:46:04 PM
tenny321	$25.00	$25.00	5/19/2010 5:06:25 PM
HHP	$25.00	$25.00	5/19/2010 5:07:36 PM
coloradoloanman	$25.00	$25.00	5/19/2010 5:07:03 PM
kenji4861	$25.00	$25.00	5/19/2010 3:38:08 PM
dharma1	$25.00	$25.00	5/19/2010 3:37:51 PM
alexstar	$25.00	$25.00	5/19/2010 3:42:51 PM
meux99	$25.00	$25.00	5/19/2010 3:37:29 PM
money-bauble	$75.00	$75.00	5/19/2010 3:41:12 PM
platinum-genetics	$50.00	$50.00	5/19/2010 3:38:49 PM
the-financier814	$25.00	$25.00	5/19/2010 3:39:49 PM
interest-jedi0	$50.00	$50.00	5/19/2010 3:44:36 PM
Tasmir	$25.00	$25.00	5/19/2010 3:42:39 PM
PRGuyinVA	$25.00	$25.00	5/19/2010 3:43:50 PM
Avala	$50.00	$50.00	5/19/2010 3:44:05 PM
studious-bonus7	$50.00	$50.00	5/19/2010 3:43:15 PM
Composure1	$25.00	$25.00	5/19/2010 3:46:29 PM
hrubinst	$25.00	$25.00	5/19/2010 3:43:55 PM
ddog0224	$25.00	$25.00	5/19/2010 3:45:35 PM
wayman	$25.00	$25.00	5/19/2010 3:46:18 PM
rescue	$50.00	$50.00	5/19/2010 3:46:37 PM
afotherg	$25.00	$25.00	5/19/2010 3:48:49 PM
mlopez2007	$50.00	$50.00	5/19/2010 3:47:08 PM
investment-network	$25.00	$25.00	5/19/2010 3:49:05 PM
thorough-exchange4	$40.00	$40.00	5/19/2010 3:47:04 PM
golden-responsibility189	$50.00	$50.00	5/19/2010 3:47:13 PM
evnagelist	$25.00	$25.00	5/19/2010 3:47:49 PM
dtrain5	$50.00	$50.00	5/19/2010 3:51:15 PM
meenan	$25.00	$25.00	5/19/2010 3:48:09 PM
seabass123	$25.00	$25.00	5/19/2010 3:49:36 PM
money-surge1	$25.00	$25.00	5/19/2010 3:48:40 PM
fortytwo	$100.00	$100.00	5/19/2010 3:52:22 PM
creative-finance7	$25.00	$25.00	5/19/2010 3:52:44 PM
cash-queen	$50.00	$50.00	5/19/2010 3:51:07 PM
kinetic-diversification	$50.00	$50.00	5/19/2010 3:49:45 PM
ryan23	$50.00	$50.00	5/19/2010 3:53:28 PM
Tc11902	$25.00	$25.00	5/19/2010 3:50:05 PM
scrappy-bonus2	$25.00	$25.00	5/19/2010 3:50:09 PM
Carpetkid	$50.00	$50.00	5/19/2010 3:50:13 PM
TennSquire	$25.00	$25.00	5/19/2010 3:52:03 PM
Mark-O-Polo	$25.00	$25.00	5/19/2010 3:50:33 PM
peace-habanero	$25.00	$25.00	5/19/2010 3:54:02 PM
emt747	$25.00	$25.00	5/19/2010 3:54:32 PM
CleeClee	$50.00	$50.00	5/19/2010 3:51:26 PM
the-silver-blaster	$25.00	$25.00	5/19/2010 3:52:52 PM
economy-producer	$25.00	$25.00	5/19/2010 3:53:11 PM
veneziani	$25.00	$25.00	5/19/2010 3:52:06 PM
best-ingenious-funds	$25.00	$25.00	5/19/2010 3:53:40 PM
figs4u2	$80.00	$80.00	5/19/2010 3:54:39 PM
love-interest	$25.00	$25.00	5/19/2010 3:53:32 PM
TakeCare	$100.00	$100.00	5/19/2010 4:05:30 PM
a-finance-nirvana	$25.00	$25.00	5/19/2010 4:34:51 PM
PK_USMC	$25.00	$25.00	5/19/2010 4:31:23 PM
Sokarnox	$25.00	$25.00	5/19/2010 5:06:15 PM
mikeandcat	$39.40	$39.40	5/19/2010 4:36:30 PM
Fortuno_per_commodo	$35.94	$35.94	5/19/2010 5:06:16 PM
lifegrowth	$25.00	$25.00	5/19/2010 5:06:48 PM
littlemonkey	$25.00	$25.00	5/19/2010 5:06:10 PM
iLoaner	$25.00	$25.00	5/19/2010 5:06:19 PM
RG	$29.33	$29.33	5/19/2010 5:06:22 PM
important-ore	$70.09	$70.09	5/19/2010 5:07:34 PM
selector568	$500.00	$500.00	5/20/2010 11:39:45 AM
cloud8	$30.00	$30.00	5/20/2010 8:36:27 PM
104 bids
Borrower Payment Dependent Notes Series 459427
This series of Notes was issued and sold upon the funding of the borrower loan #42801, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	May-24-2010
				Auction end date:	May-31-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$90.47

Auction yield range:	16.99% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-2005	Debt/Income ratio:	11%
Basic (1-10):	5	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	6 / 4	Length of status:	0y 0m
Credit score:	640-659 (May-2010)	Total credit lines:	14	Occupation:	Retail Management
Now delinquent:	0	Revolving credit balance:	$3,328	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	95%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	happy-money6	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My personal loan for my education
This listing has a higher likelihood to fund and therefore does not include a description. If you would like additional information from this borrower, please ask a question in the Q&A section below.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

skybolt4	$25.00	$25.00	5/24/2010 3:44:54 PM
duckbill_1972	$25.00	$25.00	5/24/2010 3:44:52 PM
Greenbak	$25.00	$25.00	5/24/2010 3:44:55 PM
RMB-Investments	$25.00	$14.15	5/24/2010 3:49:00 PM
buffalobills	$25.00	$25.00	5/25/2010 12:25:33 PM
Rogue_Funding	$25.00	$25.00	5/25/2010 3:44:22 PM
reflective-rupee	$25.00	$25.00	5/25/2010 4:21:09 PM
reflective-rupee	$25.00	$25.00	5/25/2010 4:20:48 PM
hopeful-point	$25.00	$25.00	5/27/2010 10:19:15 AM
marwadi-62	$50.00	$50.00	5/27/2010 4:26:01 PM
Jrbgood	$50.00	$50.00	5/27/2010 4:51:36 PM
kevlar	$25.00	$25.00	5/28/2010 1:24:00 AM
unger	$50.00	$50.00	5/28/2010 1:10:45 PM
Bob450	$25.00	$25.00	5/28/2010 4:50:39 PM
durability-gyration4	$25.00	$25.00	5/28/2010 3:14:48 PM
cunning-bill	$25.00	$25.00	5/28/2010 6:30:04 PM
phchristensen	$50.00	$50.00	5/28/2010 11:17:46 PM
momentous-gold	$25.00	$25.00	5/29/2010 5:31:15 AM
localsports38	$85.85	$85.85	5/29/2010 7:19:34 PM
FASTIZIO_P	$25.00	$25.00	5/29/2010 1:18:44 PM
order-bee1	$25.00	$25.00	5/30/2010 4:54:28 PM
jtc26	$50.00	$50.00	5/30/2010 5:25:47 PM
rlbbank	$25.00	$25.00	5/30/2010 5:59:34 PM
Leshan	$25.00	$25.00	5/30/2010 2:29:02 PM
zone6	$100.00	$100.00	5/30/2010 7:31:35 PM
Bobusa	$25.00	$25.00	5/31/2010 4:23:01 AM
riveting-credit5	$200.00	$200.00	5/31/2010 3:41:09 PM
burrito6	$25.00	$25.00	5/24/2010 3:48:54 PM
super100	$50.00	$50.00	5/24/2010 3:44:41 PM
JFKPilot	$25.00	$25.00	5/24/2010 3:44:23 PM
rate-farm3	$250.00	$250.00	5/25/2010 8:02:00 PM
wlm3012	$25.00	$25.00	5/26/2010 7:07:47 AM
bold-enriching-capital	$25.00	$25.00	5/27/2010 4:28:45 AM
sensational-peace6	$25.00	$25.00	5/27/2010 10:24:04 PM
Trekow	$25.00	$25.00	5/28/2010 12:29:58 PM
realtormoises	$25.00	$25.00	5/28/2010 11:35:28 AM
SNH	$50.00	$50.00	5/28/2010 4:21:48 PM
lsx7	$200.00	$200.00	5/29/2010 12:56:04 PM
rakey	$25.00	$25.00	5/29/2010 5:27:12 PM
psycardis	$25.00	$25.00	5/29/2010 5:02:14 PM
2grindstones	$25.00	$25.00	5/30/2010 9:29:09 AM
ASG_NECO	$25.00	$25.00	5/30/2010 2:31:00 PM
bst	$25.00	$25.00	5/30/2010 6:09:21 PM
dynrep	$25.00	$25.00	5/30/2010 8:51:39 PM
CoffeyvilleKS	$25.00	$25.00	5/31/2010 4:50:08 AM
45 bids
Borrower Payment Dependent Notes Series 459719
This series of Notes was issued and sold upon the funding of the borrower loan #42826, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	May-24-2010
				Auction end date:	May-31-2010

Starting lender yield:	25.39%	Starting borrower rate/APR:	26.39% / 28.72%	Starting monthly payment:	$81.00
Final lender yield:	25.00%	Final borrower rate/APR:	26.00% / 28.32%	Final monthly payment:	$80.58

Auction yield range:	10.99% - 25.39%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.38%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1998	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	1	Current / open credit lines:	1 / 1	Length of status:	3y 9m
Credit score:	720-739 (May-2010)	Total credit lines:	10	Occupation:	Car Dealer
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	FirstLending	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off a small credit card balance
Purpose of loan:
This loan will be used to pay off a small credit card balance. I would rather pay people from Prosper then the credit card companies.

My financial situation:
I am a good candidate for this loan because I have good cash flow with my business and I presently don't have any monies delinquent. Also, my living expenses are quite low as well as I own a small garage that is free and clear that I rent the two extra bays for $1200.00 per month.

Monthly net income: $3800.00

Monthly expenses: $
??Housing: $800.00
??Insurance: $500
??Car expenses: $none I own my own garage and all my cars are paid for
??Utilities: $150.00
??Phone, cable, internet: $120.00
??Food, entertainment: $400.00
??Clothing, household expenses $150.00
??Credit cards and other loans: $185.00
??Other expenses: $50.00
Information in the Description is not verified.
Friends And Family Winning Bids
apexlending has bid a total of $258.72 in winning bids.
1 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
Q: Please explain your employment/business is some detail. Thanks and best wishes. - reflective-rupee
A: I own a garage with a fenced in lot around the building. I rent outdoor space to people in the fenced in area as well as the two bay garage I rent as well. I also buy and sell automobiles, mostly wholesale. I also have a small construction business on the side in which I remodel houses. And I have been a lender on Prosper since 2005-2006 in a small capacity. So basically I earn a living in several different avenues. (May-27-2010)
Q: Your revolving credit balance shows zero balance. Is the amount you are paying off in someone else's name? Also, please explain the public record on your report. - new-peso-concerto
A: The credit card balance is in the business name, which happens to be a C-corporation; therefore it will not show up under my personal name. The public record was a business loan that I signed for; the friend that I signed for never paid the loan back and at the time I didn't make enough money to pay the loan back so I have one public record against me. However, I am completely up-to-date on all of my bills and credit cards; I also have a home mortgage that is up-to-date. (May-28-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

transaction-circuit	$25.00	$25.00	5/24/2010 3:56:17 PM
reflective-rupee	$100.00	$100.00	5/27/2010 3:13:45 PM
apexlending	$55.00	$55.00	5/27/2010 5:18:15 PM
wlm3012	$25.00	$25.00	5/28/2010 7:01:26 AM
Asian-Persuasion	$25.00	$25.00	5/28/2010 10:05:19 AM
thomas16882004	$25.00	$15.06	5/28/2010 10:13:37 AM
marwadi-62	$100.00	$100.00	5/28/2010 11:39:57 AM
well-mannered-income3	$40.00	$40.00	5/28/2010 11:50:32 AM
Bob450	$40.00	$40.00	5/28/2010 5:00:43 PM
JGuide	$26.15	$26.15	5/28/2010 4:46:11 PM
vivacious-p2p3	$25.00	$25.00	5/29/2010 2:54:30 PM
new-peso-concerto	$50.00	$50.00	5/29/2010 5:55:40 PM
josephpenrod	$25.00	$25.00	5/29/2010 8:35:26 PM
ideal-economy	$100.00	$100.00	5/30/2010 5:54:35 AM
RecoveryLender	$25.00	$25.00	5/30/2010 7:04:12 AM
loanman2007	$75.00	$75.00	5/30/2010 8:12:16 AM
dunrizzo	$26.42	$26.42	5/30/2010 9:42:17 PM
friendinmoney	$50.00	$50.00	5/31/2010 8:46:46 AM
onecooldrink	$25.00	$25.00	5/31/2010 10:24:35 AM
foothillender	$25.00	$25.00	5/26/2010 7:24:01 AM
hopeful-point	$25.00	$25.00	5/26/2010 9:09:55 PM
apexlending	$45.00	$45.00	5/27/2010 2:46:01 PM
apexlending	$40.00	$40.00	5/27/2010 2:45:37 PM
alexgalt	$100.00	$100.00	5/27/2010 3:02:06 PM
apexlending	$118.72	$118.72	5/27/2010 5:26:31 PM
purposeful-dedication	$25.00	$25.00	5/28/2010 6:25:12 PM
shrewd-income	$50.00	$50.00	5/29/2010 5:57:42 PM
trade-guru938	$100.00	$100.00	5/29/2010 4:53:55 PM
blooming-kindness	$50.00	$50.00	5/30/2010 6:55:21 AM
wattboy	$39.00	$39.00	5/30/2010 9:12:44 AM
Leopoldine	$25.00	$25.00	5/30/2010 8:32:59 PM
capital-kingdom	$25.00	$25.00	5/31/2010 7:08:14 AM
hopheadmike	$28.50	$28.50	5/30/2010 11:42:31 AM
loss-of-control	$25.00	$25.00	5/30/2010 5:05:52 PM
ultimate-peace	$100.00	$100.00	5/31/2010 3:15:16 PM
riveting-credit5	$200.00	$200.00	5/31/2010 3:39:32 PM
jybank	$25.00	$25.00	5/30/2010 11:19:52 PM
khamlagirl	$25.00	$25.00	5/31/2010 10:31:50 AM
JGuide	$76.15	$76.15	5/31/2010 3:20:46 PM
39 bids
Borrower Payment Dependent Notes Series 459977
This series of Notes was issued and sold upon the funding of the borrower loan #42789, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%	Auction start date:	May-26-2010
				Auction end date:	Jun-01-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$180.94

Auction yield range:	16.99% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-2005	Debt/Income ratio:	36%
Basic (1-10):	2	Inquiries last 6m:	6	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	8 / 5	Length of status:	1y 6m
Credit score:	640-659 (May-2010)	Total credit lines:	16	Occupation:	Military Enlisted
Now delinquent:	0	Revolving credit balance:	$328	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	3%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	listing-arrow	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Delayed Honeymoon
When my wife and I got married, I wasn't able to give her the honeymoon that I really felt she deserved. Being in the military puts quite a bit of stress on our marriage and she has been amazing through it all. My main goal is to do something special for her and surprise her with a couples vacation . Getting a break from the kids, jobs, and just everyday life would go a long way for us.

I truly feel I am a great candidate for this loan because we have a combined low debt to income. We monitor our expenditures carefully and I would greatly benefit from an installment account tradeline on my report, as I have few accounts. Between both myself and my wife our income is around 90K

Our monthly expenses include

Insurance: $ 185
Car expenses: $ 311
Utilities: $ Between 75-125
Phone, cable, internet: $ 185
Food, entertainment: $ 150
Clothing, household expenses $200, but varies
Credit cards and other loans: $ 200

Thanks for giving me a chance! Also, feel free to shoot me any questions that you may have.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Thank you for verifying employment and income. Meets Military Credit Index. - Military-2-Military
A: Thank you for your support. (May-27-2010)
Q: l-a, what is your monthly net income please, and........ see my page. thank you - Tono
A: Hello, Our monthly net income is 7400. Total expenses for wife and I together are 3100. Please advise if you need more information. Thanks (May-30-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Military-2-Military	$1,000.00	$1,000.00	5/26/2010 8:38:04 PM
reflective-rupee	$100.00	$100.00	5/27/2010 4:49:36 PM
loss-of-control	$50.00	$50.00	5/29/2010 3:59:40 PM
Unitas4302	$50.00	$50.00	5/29/2010 4:04:01 PM
Tono	$30.00	$30.00	5/30/2010 8:32:23 PM
order-bee1	$200.00	$200.00	5/31/2010 2:35:13 AM
DasMula	$25.00	$25.00	5/31/2010 11:24:01 AM
Military-2-Military	$1,000.00	$665.07	6/1/2010 8:08:47 AM
Kqwik	$25.00	$25.00	6/1/2010 9:17:03 AM
sturdy-peace9	$75.00	$75.00	5/31/2010 6:35:25 PM
icanhasloanz	$25.00	$25.00	5/31/2010 10:34:39 PM
reflective-rupee	$100.00	$100.00	5/27/2010 4:49:59 PM
vigilance-apple3	$75.00	$75.00	5/28/2010 4:58:20 AM
diligent-moola9	$29.93	$29.93	5/29/2010 5:04:07 AM
CaptainCrunch	$100.00	$100.00	5/29/2010 9:37:38 PM
nilonc1	$75.00	$75.00	5/29/2010 10:36:32 PM
CashFlow13	$1,000.00	$1,000.00	5/31/2010 7:34:00 AM
Kash2010lu	$35.00	$35.00	5/30/2010 8:58:40 AM
deal-promiser	$25.00	$25.00	5/31/2010 4:09:54 PM
zone6	$200.00	$200.00	5/31/2010 9:16:29 PM
Legally_Blonde	$25.00	$25.00	6/1/2010 8:40:20 AM
Bob450	$40.00	$40.00	5/31/2010 10:32:12 PM
superb-kindness2	$50.00	$50.00	6/1/2010 9:12:23 AM
23 bids
Borrower Payment Dependent Notes Series 460065
This series of Notes was issued and sold upon the funding of the borrower loan #42821, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	May-25-2010
				Auction end date:	Jun-01-2010

Starting lender yield:	25.39%	Starting borrower rate/APR:	26.39% / 28.98%	Starting monthly payment:	$60.75
Final lender yield:	21.70%	Final borrower rate/APR:	22.70% / 25.23%	Final monthly payment:	$57.83

Auction yield range:	10.99% - 25.39%	Estimated loss impact:	10.53%
Lender servicing fee:	1.00%	Estimated return:	11.17%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1982	Debt/Income ratio:	28%
Basic (1-10):	7	Inquiries last 6m:	2	Employment status:	Retired
Enhanced (1-5):	2	Current / open credit lines:	8 / 6	Length of status:	4y 8m
Credit score:	660-679 (May-2010)	Total credit lines:	21	Stated income:	$1-$24,999
Now delinquent:	0	Revolving credit balance:	$5,018
Amount delinquent:	$0	Bankcard utilization:	68%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	twinsforever	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	32 ( 100% )	660-679 (Latest)
Principal borrowed:	$1,500.00	< 31 days late:	0 ( 0% )	640-659 (Mar-2008) 640-659 (Aug-2007)
Principal balance:	$201.89	31+ days late:	0 ( 0% )
Total payments billed:	32
Description
repair car w/ wheelchair lift
Purpose of loan:
This loan will be used to complete repairs on vehicle after accident. I was rear ended. The bad part is I have an electric wheel chair lift and it bent it up badly. Do not know what total cost will come to. I need my wheel chair to get around. The lift was just installed 3 weeks ago. It has been such a blessing to be able to get around. Any part of the monies I do not need I will pay back on the loan. I would truly appreciate your bids.?

My financial situation:
I am a good candidate for this loan because I have moved in with my twin sister who will help with any assistance in care I may need in the near future. This has cut my expenses down so that the payment will not be a large burden.?

Monthly net income: $ $2,064.95??? (Soc. Sec. $1,298? Pension $766.95)

Monthly expenses: $
??Housing: $ 325.00
??Insurance: $ 114.00
??Car expenses: $ 250.00
??Utilities: $?75.00
??Phone, cable, internet: $ 35.00
??Food, entertainment: $ 100.00
??Clothing, household expenses $
??Credit cards and other loans: $ 150 - 200
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

transaction-circuit	$25.00	$25.00	5/25/2010 4:16:25 PM
foothillender	$25.00	$25.00	5/26/2010 7:18:41 AM
drcoop	$50.00	$50.00	5/28/2010 9:46:24 AM
loyalist1	$100.00	$100.00	5/28/2010 9:23:22 AM
Aberdeen	$400.00	$400.00	5/31/2010 6:52:20 AM
loan-eagle9	$25.00	$25.00	6/1/2010 9:12:00 AM
scamps	$25.00	$25.00	5/31/2010 9:19:28 PM
peter916	$50.00	$50.00	5/31/2010 9:25:23 PM
wlm3012	$25.00	$25.00	6/1/2010 6:04:44 AM
wlm3012	$25.00	$25.00	6/1/2010 9:54:54 AM
exchange-cowbell5	$25.00	$25.00	6/1/2010 11:01:40 AM
grampy48	$25.00	$25.00	6/1/2010 11:21:09 AM
glenium	$25.00	$25.00	6/1/2010 11:39:46 AM
impressive-openness7	$50.00	$50.00	6/1/2010 12:49:13 PM
Bob450	$35.00	$35.00	6/1/2010 1:14:17 PM
mutual-benefit	$25.00	$25.00	6/1/2010 2:34:29 PM
goodhearted-basis4	$25.00	$4.48	6/1/2010 4:11:11 PM
icon7	$30.00	$30.00	6/1/2010 1:36:48 PM
kinetic-social	$30.00	$30.00	6/1/2010 4:10:51 PM
Engineer44	$26.00	$26.00	6/1/2010 4:11:08 PM
CA_Lender	$25.00	$25.00	6/1/2010 1:19:35 AM
vine99	$45.00	$45.00	5/30/2010 12:02:06 PM
Jordan1123	$25.00	$25.00	5/29/2010 8:46:42 PM
mercuriant	$25.00	$25.00	5/31/2010 3:11:46 AM
twjh	$25.00	$25.00	5/31/2010 8:43:48 PM
Socorro_Capital_Partners	$25.00	$25.00	5/31/2010 11:37:08 PM
investment-seeker7	$28.85	$28.85	6/1/2010 7:40:03 AM
PotBellyPete	$25.00	$25.00	6/1/2010 12:44:55 PM
ultimate-peace	$100.00	$100.00	6/1/2010 1:13:46 PM
Leopoldine	$25.67	$25.67	6/1/2010 3:55:38 PM
Asian-Persuasion	$25.00	$25.00	6/1/2010 4:05:54 PM
jybank	$25.00	$25.00	6/1/2010 2:28:49 PM
RecoveryLender	$25.00	$25.00	6/1/2010 3:19:09 PM
GrossBuddha	$50.00	$50.00	6/1/2010 4:11:07 PM
34 bids
Borrower Payment Dependent Notes Series 460215
This series of Notes was issued and sold upon the funding of the borrower loan #42824, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,500.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	May-26-2010
				Auction end date:	Jun-02-2010

Starting lender yield:	6.10%	Starting borrower rate/APR:	7.10% / 7.44%	Starting monthly payment:	$170.08
Final lender yield:	6.10%	Final borrower rate/APR:	7.10% / 7.44%	Final monthly payment:	$170.08

Auction yield range:	2.99% - 6.10%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1999	Debt/Income ratio:	3%
Basic (1-10):	10	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	10 / 9	Length of status:	5y 11m
Credit score:	840-859 (May-2010)	Total credit lines:	30	Occupation:	Principal
Now delinquent:	0	Revolving credit balance:	$8,181	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	15%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	MattProsper	Borrower's state:	California	Borrower's group:	BuildingTree
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	6 ( 100% )	840-859 (Latest)
Principal borrowed:	$3,000.00	< 31 days late:	0 ( 0% )	860-879 (Nov-2009) 720-739 (Jan-2008) 720-739 (Nov-2007)
Principal balance:	$2,542.92	31+ days late:	0 ( 0% )
Total payments billed:	6
Description
Invest In Prosper,Help others
This loan will be used to reinvest in propser and help others, same as my last loan. I have sufficient income to pay this off. My only debt are 5k student loan and the 3k loan at prosper. This is a good investment if you are looking for low risk loan
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

golden-responsibility189	$50.00	$50.00	5/26/2010 4:14:01 PM
kulender	$25.00	$25.00	5/26/2010 4:14:42 PM
JGB	$100.00	$100.00	5/26/2010 4:14:47 PM
wonderfulwyo	$25.00	$25.00	5/26/2010 4:13:32 PM
credit-scout7	$30.00	$30.00	5/26/2010 4:14:06 PM
interest-jedi0	$50.00	$50.00	5/26/2010 4:14:54 PM
afotherg	$25.00	$25.00	5/26/2010 4:14:59 PM
rudyindc	$25.00	$25.00	5/26/2010 4:15:14 PM
riproaringrapids	$25.00	$25.00	5/26/2010 4:18:08 PM
unassuming-note	$25.00	$25.00	5/26/2010 4:18:13 PM
a-responsible-return	$25.00	$25.00	5/26/2010 4:17:45 PM
gigabit	$50.00	$50.00	5/26/2010 4:17:49 PM
Ocean713	$50.00	$50.00	5/26/2010 4:17:56 PM
elasermd	$50.00	$50.00	5/26/2010 4:18:24 PM
mlopez2007	$50.00	$50.00	5/26/2010 4:19:20 PM
PK_USMC	$25.00	$25.00	5/26/2010 4:27:43 PM
likeable-reward	$25.00	$25.00	5/26/2010 4:20:35 PM
evnagelist	$25.00	$25.00	5/26/2010 4:28:52 PM
TakeCare	$100.00	$100.00	5/26/2010 4:29:38 PM
Daneistes	$100.00	$100.00	5/26/2010 4:29:44 PM
Sam65	$25.00	$25.00	5/26/2010 4:27:06 PM
Supernick	$50.00	$50.00	5/26/2010 4:30:16 PM
skuba	$25.00	$25.00	5/26/2010 4:30:34 PM
successful-euro	$30.00	$30.00	5/26/2010 4:28:12 PM
rulender	$50.00	$50.00	5/26/2010 4:30:46 PM
kenji4861	$25.00	$25.00	5/26/2010 4:28:44 PM
flexible-value	$28.00	$28.00	5/26/2010 4:31:52 PM
SNH	$50.00	$50.00	5/26/2010 4:31:57 PM
heroic-platinum	$25.00	$25.00	5/26/2010 4:30:04 PM
life-is-great	$25.00	$25.00	5/26/2010 4:30:13 PM
fcukciti	$50.00	$50.00	5/26/2010 4:30:31 PM
catomaior	$25.00	$25.00	5/26/2010 4:30:58 PM
lamarsam	$25.00	$25.00	5/26/2010 4:31:13 PM
thorough-exchange4	$40.00	$40.00	5/26/2010 4:13:56 PM
truth-image	$50.00	$50.00	5/26/2010 4:14:21 PM
ethicalhumanist	$25.00	$25.00	5/26/2010 6:21:45 PM
HUMPTIDUMPTI	$50.00	$50.00	5/26/2010 4:18:00 PM
bold-durability-drum	$50.00	$50.00	5/26/2010 4:18:45 PM
kegs	$100.00	$100.00	5/26/2010 4:18:51 PM
balance-voyager	$100.00	$100.00	5/26/2010 4:27:11 PM
authoritative-capital	$25.00	$25.00	5/26/2010 4:28:35 PM
Marathoner	$25.00	$25.00	5/26/2010 4:28:49 PM
love-interest	$25.00	$25.00	5/26/2010 4:30:02 PM
ryan23	$50.00	$50.00	5/26/2010 4:30:09 PM
Ivan2007	$25.00	$25.00	5/26/2010 4:30:18 PM
wise-bonus-honker	$25.00	$25.00	5/26/2010 4:30:23 PM
established-payout	$25.00	$25.00	5/26/2010 4:30:41 PM
shorthairedg	$50.00	$50.00	5/26/2010 4:30:53 PM
emt747	$25.00	$25.00	5/26/2010 4:31:11 PM
Phantom99	$25.00	$25.00	5/26/2010 4:31:43 PM
scrappy-bonus2	$25.00	$25.00	5/26/2010 4:31:49 PM
cebgop	$25.00	$25.00	5/27/2010 4:04:53 AM
Taien	$25.00	$25.00	5/27/2010 2:06:40 PM
dproxima	$25.00	$25.00	5/27/2010 6:37:58 PM
julijask	$35.00	$35.00	5/27/2010 11:19:13 PM
jer74	$50.00	$50.00	5/29/2010 7:44:34 AM
MrSolution	$50.00	$50.00	5/29/2010 12:23:57 PM
dontscrewmeover1	$50.00	$50.00	5/29/2010 5:45:31 PM
vine99	$50.00	$50.00	5/30/2010 11:48:37 AM
loanman2007	$75.00	$75.00	5/31/2010 8:05:05 AM
JGuide	$26.99	$26.99	5/31/2010 7:52:00 AM
ultimate-commitment	$25.00	$25.00	5/31/2010 9:07:34 PM
tekkie2412	$25.00	$25.00	5/31/2010 11:00:59 PM
CoolBreezeWarlord	$25.00	$25.00	5/31/2010 8:03:41 PM
power-pagoda	$51.00	$51.00	6/1/2010 9:36:20 AM
ualdriver	$42.28	$42.28	6/1/2010 2:50:40 PM
kgeezy	$25.00	$25.00	6/2/2010 12:39:52 PM
YummiBear	$25.00	$25.00	6/1/2010 6:22:14 PM
debt-legend	$25.00	$25.00	6/2/2010 12:34:55 PM
sweety075	$25.00	$25.00	6/1/2010 10:17:03 PM
StocksMan	$50.00	$50.00	6/2/2010 4:13:02 PM
harty	$60.00	$60.00	5/26/2010 4:14:12 PM
currency-persimmon	$25.00	$25.00	5/26/2010 4:15:11 PM
power-defender7	$25.00	$25.00	5/26/2010 4:15:22 PM
DukSerduk	$25.00	$25.00	5/26/2010 4:14:39 PM
jscope	$25.00	$25.00	5/26/2010 4:17:53 PM
comtnlover	$25.00	$25.00	5/26/2010 4:20:29 PM
phillipd48	$25.00	$25.00	5/26/2010 4:27:45 PM
investmentgroup	$25.00	$25.00	5/26/2010 4:20:23 PM
meux99	$25.00	$25.00	5/26/2010 4:28:22 PM
dharma1	$25.00	$25.00	5/26/2010 4:28:30 PM
peace-missile	$25.00	$25.00	5/26/2010 4:20:59 PM
Bank42	$50.00	$50.00	5/26/2010 4:26:38 PM
bds9646	$26.00	$26.00	5/26/2010 4:29:36 PM
PCash	$25.00	$25.00	5/26/2010 4:26:52 PM
money-surge1	$25.00	$25.00	5/26/2010 4:29:56 PM
balanced-bill7	$50.00	$50.00	5/26/2010 4:30:32 PM
slg6200	$25.00	$25.00	5/26/2010 4:30:52 PM
hopeful-point	$25.00	$25.00	5/26/2010 4:31:01 PM
tender-integrity3	$50.00	$50.00	5/26/2010 4:28:26 PM
Emgolda	$25.00	$25.00	5/26/2010 4:28:41 PM
USMC0311	$25.00	$25.00	5/26/2010 4:28:59 PM
tntmojave	$25.00	$25.00	5/26/2010 4:31:47 PM
Kerrysbay	$50.00	$50.00	5/26/2010 4:29:19 PM
antlr	$25.00	$25.00	5/26/2010 4:29:48 PM
Aegean	$25.00	$25.00	5/26/2010 4:29:52 PM
best-ingenious-funds	$25.00	$25.00	5/26/2010 4:29:57 PM
finance-negotiator2	$25.00	$25.00	5/26/2010 4:30:35 PM
generous-deal6	$25.00	$25.00	5/26/2010 4:30:39 PM
Divot	$25.00	$25.00	5/26/2010 4:30:56 PM
R3P0MAN	$25.00	$25.00	5/26/2010 4:31:04 PM
Ancalagon	$25.00	$25.00	5/26/2010 4:31:10 PM
RandyL3	$33.00	$33.00	5/26/2010 5:06:38 PM
figs4u2	$80.00	$80.00	5/26/2010 4:31:53 PM
generator596	$50.00	$6.20	5/26/2010 4:31:58 PM
alexstar	$25.00	$25.00	5/26/2010 4:13:37 PM
delicious-social132	$40.00	$40.00	5/26/2010 4:14:27 PM
meenan	$25.00	$25.00	5/26/2010 4:14:32 PM
rescue	$100.00	$100.00	5/26/2010 4:15:06 PM
dinero-festivity2	$100.00	$100.00	5/26/2010 4:18:17 PM
mwfarmkid	$50.00	$50.00	5/26/2010 4:18:28 PM
american6	$50.00	$50.00	5/26/2010 4:18:42 PM
ojibwa	$50.00	$50.00	5/26/2010 4:20:43 PM
bonus-banker	$25.00	$25.00	5/26/2010 4:26:42 PM
SunsetCoastCapital	$25.00	$25.00	5/26/2010 4:27:03 PM
impeccable-funds5	$25.00	$25.00	5/26/2010 4:27:09 PM
Socorro_Capital_Partners	$25.00	$25.00	5/26/2010 8:18:28 PM
HUNTER599673	$25.00	$25.00	5/26/2010 4:27:29 PM
qwsd12	$40.00	$40.00	5/26/2010 4:30:25 PM
kind-adventurous-finance	$25.00	$25.00	5/26/2010 4:30:37 PM
tenacious-compassion9	$30.00	$30.00	5/26/2010 4:30:50 PM
Attract	$25.00	$25.00	5/26/2010 4:31:08 PM
seabass123	$25.00	$25.00	5/26/2010 4:31:44 PM
MoneyForNothing	$25.00	$25.00	5/27/2010 12:24:02 AM
impartial-deal	$26.53	$26.53	5/27/2010 10:19:02 AM
blot44	$25.00	$25.00	5/26/2010 7:50:54 PM
Dollars4Rent	$25.00	$25.00	5/30/2010 10:44:08 AM
Dollars4Rent	$25.00	$25.00	5/30/2010 10:43:50 AM
sibling_rivalry	$500.00	$500.00	5/30/2010 5:21:44 PM
springpanda	$25.00	$25.00	6/1/2010 2:47:49 PM
blue-dollar-viking	$25.00	$25.00	6/1/2010 5:18:29 PM
loan-genie88	$25.00	$25.00	6/1/2010 6:40:17 PM
wwwUniversal	$25.00	$25.00	6/1/2010 11:42:42 PM
lsx7	$200.00	$200.00	6/2/2010 11:11:52 AM
emjaybee	$50.00	$50.00	6/1/2010 7:34:47 PM
135 bids
Borrower Payment Dependent Notes Series 460771
This series of Notes was issued and sold upon the funding of the borrower loan #42807, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jun-01-2010
				Auction end date:	Jun-03-2010

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 30.18%	Starting monthly payment:	$40.42
Final lender yield:	25.25%	Final borrower rate/APR:	26.25% / 30.18%	Final monthly payment:	$40.42

Auction yield range:	10.99% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1990	Debt/Income ratio:	17%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 6	Length of status:	19y 11m
Credit score:	740-759 (Jun-2010)	Total credit lines:	33	Occupation:	Other
Now delinquent:	1	Revolving credit balance:	$672	Stated income:	$25,000-$49,999
Amount delinquent:	$9,267	Bankcard utilization:	103%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	11
Screen name:	first-time-borrower	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Auto Repairs Needed
Purpose of loan:
This loan will be used to brake work and tire purchase

My financial situation:
I am a good candidate for this loan because I can make the monthly payments requested.

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

systemlender	$25.00	$25.00	6/1/2010 4:37:07 PM
successful-euro	$40.00	$40.00	6/1/2010 4:48:23 PM
orderly-leverage	$30.00	$30.00	6/1/2010 4:49:44 PM
coachmike15	$25.00	$25.00	6/1/2010 4:49:41 PM
simplelender80	$50.00	$50.00	6/1/2010 4:50:08 PM
DadWarbucks	$25.00	$25.00	6/1/2010 4:36:05 PM
cash-spark3	$25.00	$25.00	6/1/2010 4:49:29 PM
supreme-bonus0	$25.00	$25.00	6/1/2010 4:49:34 PM
Phantom99	$25.00	$25.00	6/1/2010 4:49:39 PM
personal-lender	$25.00	$25.00	6/1/2010 4:49:46 PM
wwwUniversal	$25.00	$25.00	6/1/2010 11:41:50 PM
SNH	$50.00	$50.00	6/1/2010 4:49:40 PM
worth-arch	$25.00	$25.00	6/1/2010 4:49:43 PM
S-Master	$25.00	$25.00	6/1/2010 4:48:24 PM
qwsd12	$40.00	$40.00	6/1/2010 4:49:38 PM
JGB	$100.00	$100.00	6/1/2010 4:49:45 PM
asset-equilibrium0	$50.00	$50.00	6/1/2010 4:50:01 PM
Bank42	$50.00	$50.00	6/1/2010 4:50:06 PM
power-pagoda	$25.00	$4.00	6/1/2010 4:50:10 PM
money-bauble	$75.00	$75.00	6/1/2010 4:36:23 PM
zone6	$100.00	$100.00	6/1/2010 4:37:11 PM
shrewd-peace7	$35.00	$35.00	6/1/2010 4:47:35 PM
SolarMoonshine	$25.00	$25.00	6/2/2010 10:32:27 AM
top-historic-peso	$26.00	$26.00	6/1/2010 4:49:42 PM
Rattlehead	$25.00	$25.00	6/1/2010 4:49:48 PM
PRGuyinVA	$25.00	$25.00	6/1/2010 4:49:59 PM
green-thoughtful-yield	$25.00	$25.00	6/2/2010 9:39:50 AM
27 bids
Borrower Payment Dependent Notes Series 459372
This series of Notes was issued and sold upon the funding of the borrower loan #42804, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,950.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	May-20-2010
				Auction end date:	May-27-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$88.21
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$88.21

Auction yield range:	16.99% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1991	Debt/Income ratio:	22%
Basic (1-10):	4	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	3 / 1	Length of status:	4y 8m
Credit score:	640-659 (May-2010)	Total credit lines:	21	Occupation:	Sales - Retail
Now delinquent:	1	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$272	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	2
Screen name:	mrshenry2000	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	26 ( 96% )	640-659 (Latest)
Principal borrowed:	$3,250.00	< 31 days late:	1 ( 4% )	740-759 (Oct-2007)
Principal balance:	$0.01	31+ days late:	0 ( 0% )
Total payments billed:	27
Description
Need To Fix My Car
Purpose of loan:
This loan will be used to?repair my car. So I can get back and forth to work and take my girls back and forth to school.

My financial situation: I am working hard so I can get my credit score back to where it once was.
I am a good candidate for this loan because?I paid off my last Prosper loan early. I have proven that I can be trusted to pay off my loan and all other debts that I have.

Monthly net income: $2600.00

Monthly expenses: $
??Housing: $500.00
??Insurance: $100.00
??Car expenses: $200.00
??Utilities: $200.00
??Phone, cable, internet: $200.00
??Food, entertainment: $400.00
??Clothing, household expenses $100.00
??Credit cards and other loans: $600.00
??Other expenses: $100.00
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What is the $272 late all about. - Kash2010lu
A: When the "bubble" burst, like everyone else trying to make it in this economy, things got bad. My job cut my hours and then I couldn't make some payments on some of my bills on time and then it snowballed. Hence a late payment of $272. When I received my tax refund this year, I paid off several bills in full. But now these problems with my car.... It is never ending! Hope that answers your question. Thanks. (May-26-2010)
Q: Will you repay this loan off prior to 36 months? Thanks - RecoveryLender
A: Oh yeah! That is the plan. Just like last time. (May-27-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

frugalinvestor20	$25.00	$25.00	5/20/2010 4:11:08 PM
reflective-rupee	$50.00	$50.00	5/20/2010 7:50:05 PM
JustMee	$25.00	$14.54	5/21/2010 11:53:21 AM
big_balla_papi	$25.00	$25.00	5/23/2010 9:05:35 AM
Skeptical-one	$25.00	$25.00	5/25/2010 8:01:00 AM
GlenBank	$75.00	$75.00	5/25/2010 1:17:15 PM
SolarMoonshine	$25.00	$25.00	5/25/2010 5:48:13 PM
impala6464	$100.00	$100.00	5/26/2010 4:38:14 PM
Kash2010lu	$35.00	$35.00	5/26/2010 9:15:56 PM
blitzen40	$25.00	$25.00	5/26/2010 9:36:30 PM
chameleon125	$50.00	$50.00	5/27/2010 7:57:49 AM
wlm3012	$25.00	$25.00	5/27/2010 10:54:49 AM
twjh	$25.00	$25.00	5/27/2010 12:11:55 PM
twjh	$25.00	$25.00	5/27/2010 12:12:30 PM
bid-caballero	$30.00	$30.00	5/27/2010 12:38:50 PM
Kash2010lu	$25.00	$25.00	5/27/2010 3:18:08 PM
LeoBUSIIT	$25.00	$25.00	5/27/2010 9:13:16 AM
friendinmoney	$50.00	$50.00	5/27/2010 3:56:55 PM
bonafide-commitment2	$25.00	$25.00	5/27/2010 2:21:02 PM
autonomous-truth	$100.00	$100.00	5/27/2010 3:06:49 PM
reflective-rupee	$50.00	$50.00	5/20/2010 7:49:54 PM
reflective-rupee	$50.00	$50.00	5/20/2010 7:50:29 PM
reflective-rupee	$50.00	$50.00	5/20/2010 7:50:16 PM
vine99	$40.00	$40.00	5/22/2010 9:11:58 PM
eurobikermcdog	$25.00	$25.00	5/22/2010 6:49:09 PM
well-mannered-income3	$30.00	$30.00	5/24/2010 6:10:21 PM
return-grizzly	$100.00	$100.00	5/25/2010 2:02:03 PM
innovator2	$64.46	$64.46	5/26/2010 3:24:41 PM
DonDiego	$25.00	$25.00	5/26/2010 9:49:03 PM
Bob450	$25.00	$25.00	5/26/2010 10:29:43 PM
glroark	$50.00	$50.00	5/27/2010 1:06:50 PM
capital-kingdom	$50.00	$50.00	5/27/2010 2:48:06 PM
ultimate-peace	$100.00	$100.00	5/27/2010 2:58:32 PM
NekHoldings	$25.00	$25.00	5/27/2010 8:30:07 AM
skillful-asset5	$25.00	$25.00	5/27/2010 3:31:47 PM
mammalian4	$50.00	$50.00	5/27/2010 3:50:50 PM
riveting-credit5	$200.00	$200.00	5/27/2010 4:06:36 PM
mikelance7	$25.00	$25.00	5/27/2010 10:34:36 AM
dudebrah	$25.00	$25.00	5/27/2010 1:17:55 PM
sgt-schultz	$125.00	$125.00	5/27/2010 1:54:07 PM
just-trade0	$36.00	$36.00	5/27/2010 4:03:58 PM
41 bids
Borrower Payment Dependent Notes Series 460088
This series of Notes was issued and sold upon the funding of the borrower loan #42835, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,950.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	May-26-2010
				Auction end date:	Jun-02-2010

Starting lender yield:	18.90%	Starting borrower rate/APR:	19.90% / 22.14%	Starting monthly payment:	$72.37
Final lender yield:	18.00%	Final borrower rate/APR:	19.00% / 21.22%	Final monthly payment:	$71.48

Auction yield range:	7.99% - 18.90%	Estimated loss impact:	6.92%
Lender servicing fee:	1.00%	Estimated return:	11.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1992	Debt/Income ratio:	10%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	9 / 8	Length of status:	1y 11m
Credit score:	680-699 (May-2010)	Total credit lines:	41	Occupation:	Retail Management
Now delinquent:	0	Revolving credit balance:	$8,746	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	68%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	16
Screen name:	awesome-commitment2	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off high interest credit card
Purpose of loan:
This loan will be used to pay off a high interest credit card.

My financial situation:
I am a good candidate for this loan because I have completely rebuilt my financial life after the failure of a business venture I was involved with six years ago. I have not had one late payment or negative item posted to my credit report in the past five years and I am now a home owner with a very stable job with one of the largest hospital systems in Oregon. I would like to reduce the amount of interest I am paying every month so that I can continue to accelerate the payoff of my outstanding credit card debt. I will begin a part-time massage practice this summer which will provide me with an additional income of $400 to $500 a month (which is not included in the figures below). Thank you for your consideration and support.

Monthly net income: $ 2,600

Monthly expenses: $ 1,720
??Housing: $550
??Insurance: $50 for car insurance
??Car expenses: $50
??Utilities: $150
??Phone, cable, internet: $35
??Food, entertainment: $375
??Clothing, household expenses $150
??Credit cards and other loans: $325
??Other expenses: $35 (gym membership)
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

deal-hickory5	$200.00	$200.00	5/27/2010 3:23:41 PM
WisconsinLiberal	$25.00	$25.00	5/27/2010 5:05:26 PM
wlm3012	$25.00	$25.00	5/28/2010 1:03:58 PM
donenzo	$25.00	$25.00	5/29/2010 8:37:50 AM
kazanov	$50.00	$50.00	5/29/2010 11:38:54 AM
duty-monger	$50.00	$50.00	5/29/2010 5:09:57 AM
Unitas4302	$50.00	$50.00	5/29/2010 7:55:04 AM
Bank_of_T	$27.00	$27.00	5/30/2010 12:23:57 PM
credit-panda1	$25.00	$25.00	5/31/2010 4:02:39 AM
ghinga	$25.00	$25.00	5/31/2010 4:26:48 AM
rockymtbob	$25.00	$25.00	6/1/2010 12:37:52 PM
balance-chestnut	$50.00	$50.00	6/1/2010 1:15:43 PM
Finchy78	$25.00	$25.00	6/1/2010 4:33:44 PM
glazeddonuts	$25.00	$25.00	6/1/2010 8:15:41 PM
flipnsf	$43.65	$43.65	6/1/2010 7:46:51 PM
Bito03	$30.00	$30.00	6/2/2010 9:33:31 AM
RruxB6	$25.00	$25.00	6/2/2010 8:11:19 AM
protargol	$50.00	$50.00	6/1/2010 5:33:02 PM
one-midas	$25.00	$25.00	6/1/2010 6:13:34 PM
gilbrear	$25.00	$25.00	6/1/2010 6:41:04 PM
wealth-grasshopper0	$90.14	$29.55	6/1/2010 8:13:42 PM
mckhbnpc	$30.00	$30.00	6/2/2010 3:05:51 PM
zztopdog	$25.00	$25.00	6/2/2010 4:07:19 PM
klemer	$25.00	$25.00	6/2/2010 4:56:00 AM
Bobtep23	$25.00	$25.00	6/2/2010 2:49:51 PM
mlj0671	$25.00	$25.00	6/2/2010 3:38:39 PM
ultimate-peace	$150.00	$150.00	6/2/2010 3:58:02 PM
buckskin1234	$25.00	$25.00	6/2/2010 8:58:18 AM
malcolmreynolds	$25.00	$25.00	6/2/2010 3:13:06 PM
first-serene-credit	$25.00	$25.00	5/26/2010 4:21:12 PM
Stock-Stud	$25.00	$25.00	5/27/2010 1:26:48 PM
market-pudding	$25.00	$25.00	5/27/2010 7:23:03 PM
spiff666	$25.00	$25.00	5/29/2010 8:19:53 AM
meggo33	$25.00	$25.00	5/31/2010 12:48:19 PM
serene-capital	$25.00	$25.00	6/1/2010 10:26:06 AM
cash-tent	$25.00	$25.00	5/31/2010 7:45:32 PM
Polonius	$25.96	$25.96	6/1/2010 7:45:25 AM
coldfuzion	$58.59	$58.59	6/1/2010 11:52:07 AM
Free-the-usa-1776	$25.00	$25.00	6/1/2010 3:05:54 PM
econgineer	$25.00	$25.00	6/1/2010 12:22:40 PM
Lender_1972	$94.25	$94.25	6/2/2010 5:36:49 AM
credit-coach118	$25.00	$25.00	6/2/2010 7:02:11 AM
Book-Mark	$39.00	$39.00	6/1/2010 5:00:25 PM
glenium	$25.00	$25.00	6/2/2010 11:44:01 AM
Techne_Funds_LLC	$25.00	$25.00	6/1/2010 5:30:13 PM
Nasdaq	$25.00	$25.00	6/2/2010 12:20:43 PM
principal-star	$25.00	$25.00	6/2/2010 9:37:43 AM
income-fortress	$25.00	$25.00	6/2/2010 11:26:43 AM
lildones	$47.00	$47.00	6/2/2010 2:08:41 PM
value-rapture	$25.00	$25.00	6/2/2010 2:31:43 PM
riveting-credit5	$100.00	$100.00	6/2/2010 4:09:51 PM
51 bids
Borrower Payment Dependent Notes Series 460102
This series of Notes was issued and sold upon the funding of the borrower loan #42829, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	May-26-2010
				Auction end date:	Jun-02-2010

Starting lender yield:	10.00%	Starting borrower rate/APR:	11.00% / 13.12%	Starting monthly payment:	$163.69
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$159.46

Auction yield range:	3.99% - 10.00%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1980	Debt/Income ratio:	30%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	11 / 11	Length of status:	20y 7m
Credit score:	740-759 (May-2010)	Total credit lines:	39	Occupation:	Teacher
Now delinquent:	0	Revolving credit balance:	$45,136	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	88%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	knowledgeable-generosity4	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Credit Cards
Purpose of loan:
This loan will be used to? Pay off High Interest Credit Cards

Our?financial situation:

My husband?is?the Manager of Reliability Engineering at a Medical Device Company and earns $118, 000 per year, so our combined income is actually $192,000.? Both of us can verify this amount with pay stubs - this makes our debt-to-income ratio much lower than reported.? There did not seem to be a way to combine our income?on the application.???

Pictured is?our younger son, who was the 2008 Salutatorian of the Interlochen Arts Academy in Michigan, studying French Horn and Piano.? He?is happily completing his Sophomore year?at Northwestern University,?and hopes to one day be a Professional Musician/Conductor.???

We hope a loan from Prosper will help us knock out our debt in a shorter length of time!

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

studious-bonus7	$50.00	$50.00	5/26/2010 4:16:17 PM
economy-producer	$25.00	$25.00	5/26/2010 4:15:47 PM
hrubinst	$25.00	$25.00	5/26/2010 4:16:38 PM
integrity-trumpet	$50.00	$50.00	5/26/2010 4:20:49 PM
successful-euro	$50.00	$50.00	5/26/2010 4:31:39 PM
SNH	$50.00	$50.00	5/26/2010 4:15:53 PM
the-profit-oracle	$25.00	$25.00	5/26/2010 4:17:08 PM
american6	$25.00	$25.00	5/26/2010 4:18:37 PM
gracej	$25.00	$25.00	5/26/2010 4:19:49 PM
golden-wealth2	$50.00	$50.00	5/26/2010 4:20:06 PM
money-bauble	$200.00	$200.00	5/26/2010 8:51:18 PM
rescue	$50.00	$50.00	5/26/2010 4:31:29 PM
ichibon	$75.00	$75.00	5/27/2010 11:59:07 AM
visionary-community	$25.00	$25.00	5/27/2010 1:26:51 PM
gqrob	$40.00	$40.00	5/27/2010 3:48:59 PM
PRGuyinVA	$25.00	$25.00	5/27/2010 10:20:13 AM
line6owner	$36.00	$36.00	5/27/2010 10:43:19 AM
treasure-hunter270	$25.00	$25.00	5/27/2010 5:31:57 PM
bchen78875	$25.00	$25.00	5/27/2010 8:16:42 PM
Weaverville	$36.92	$36.92	5/27/2010 9:12:17 PM
bid-czar8	$100.00	$100.00	5/27/2010 4:44:55 PM
jga516	$25.00	$25.00	5/28/2010 9:38:11 AM
Viamin	$25.00	$25.00	5/28/2010 11:01:48 AM
independent-revenue4	$50.00	$50.00	5/28/2010 10:49:10 AM
decisive-capital	$100.00	$100.00	5/28/2010 4:36:55 PM
kmr2	$350.00	$350.00	5/29/2010 6:27:43 AM
asset-equilibrium0	$25.00	$25.00	5/29/2010 9:46:46 AM
painta	$50.00	$50.00	5/29/2010 10:36:51 AM
trustworthy-fairness	$50.00	$50.00	5/30/2010 5:59:13 AM
truth-futurist	$25.00	$25.00	5/29/2010 9:46:45 PM
systemlender	$25.00	$25.00	5/30/2010 6:36:51 PM
IIP77	$25.00	$25.00	5/31/2010 3:56:32 PM
castleman	$25.00	$25.00	5/31/2010 3:58:26 PM
peace-missile	$25.00	$25.00	5/31/2010 4:18:32 PM
macgeek	$50.00	$50.00	5/31/2010 4:19:05 PM
KiwiElf	$25.00	$25.00	5/31/2010 8:51:59 PM
investment-seeker7	$25.00	$25.00	6/1/2010 7:41:31 AM
wise-spiritual-commitment	$50.00	$50.00	5/31/2010 4:18:24 PM
jasonuz	$25.00	$25.00	6/1/2010 9:48:10 AM
power-pagoda	$26.00	$26.00	6/1/2010 9:48:50 AM
wampum-chorus3	$25.00	$25.00	6/1/2010 11:02:08 AM
Carpetkid	$25.00	$25.00	6/1/2010 11:02:26 AM
rockhound84	$25.00	$25.00	6/1/2010 3:29:55 PM
wildanne	$200.00	$200.00	6/1/2010 5:33:19 PM
wwwUniversal	$25.00	$25.00	6/1/2010 11:40:56 PM
teraldinho	$25.00	$25.00	6/1/2010 8:40:09 PM
RruxB6	$25.00	$25.00	6/2/2010 8:14:45 AM
bold-social-advantage	$150.00	$150.00	6/1/2010 6:11:58 PM
worth-arch	$25.00	$25.00	5/26/2010 4:16:26 PM
Phantom99	$25.00	$25.00	5/26/2010 4:17:01 PM
enthusiastic-balance5	$100.00	$100.00	5/26/2010 4:17:17 PM
ddog0224	$25.00	$25.00	5/26/2010 4:17:25 PM
kegs	$100.00	$100.00	5/26/2010 4:18:56 PM
wayman	$25.00	$25.00	5/26/2010 4:17:36 PM
chestnut4	$25.00	$25.00	5/26/2010 4:19:36 PM
loan-kung-fu	$25.00	$25.00	5/26/2010 5:17:53 PM
a-tranquil-liberty	$25.00	$25.00	5/26/2010 5:21:19 PM
top-historic-peso	$25.00	$25.00	5/26/2010 4:16:09 PM
Avala	$50.00	$50.00	5/26/2010 4:16:49 PM
dinero-speaker	$31.98	$31.98	5/26/2010 4:16:57 PM
benefit-dreams	$50.00	$50.00	5/26/2010 7:31:28 PM
sharp-money3	$25.00	$25.00	5/26/2010 8:51:23 PM
riproaringrapids	$25.00	$25.00	5/26/2010 4:31:36 PM
steady-bazaar	$25.00	$25.00	5/27/2010 7:53:29 AM
delicious-social132	$25.00	$25.00	5/27/2010 8:58:18 AM
Ocean713	$50.00	$50.00	5/27/2010 9:54:04 AM
enforcer5	$25.00	$25.00	5/27/2010 10:09:45 AM
interest-jedi0	$50.00	$50.00	5/27/2010 10:20:16 AM
BrandonW	$25.00	$25.00	5/27/2010 12:52:38 PM
mattemmo	$25.00	$25.00	5/27/2010 3:26:47 PM
balanced-bill7	$100.00	$100.00	5/27/2010 3:36:49 PM
JGB	$25.00	$25.00	5/27/2010 11:36:46 AM
A007	$25.00	$25.00	5/27/2010 4:34:44 PM
CashMoneyGNOME	$25.00	$25.00	5/28/2010 9:38:24 AM
camaraderi-workhorse	$30.00	$30.00	5/28/2010 10:48:53 AM
4link	$50.00	$50.00	5/28/2010 9:38:35 AM
SimpleChoice	$25.00	$25.00	5/28/2010 9:41:21 AM
creative-finance7	$25.00	$25.00	5/28/2010 10:10:19 AM
deal-multiplier9	$25.00	$25.00	5/28/2010 2:05:26 PM
radforj22	$25.00	$25.00	5/28/2010 10:16:44 AM
DcUnited	$100.00	$100.00	5/28/2010 3:06:53 PM
upbeat-investment9	$25.00	$25.00	5/28/2010 2:11:49 PM
resource777	$25.00	$25.00	5/29/2010 7:37:07 AM
BeeHive	$25.00	$25.00	5/29/2010 8:27:50 AM
MrBluesummers	$50.00	$50.00	5/29/2010 1:42:44 PM
kaiger	$25.00	$25.00	5/29/2010 8:57:00 AM
ethicalhumanist	$25.00	$25.00	5/29/2010 4:32:38 PM
dontscrewmeover1	$25.00	$25.00	5/29/2010 5:43:41 PM
cash-spark3	$25.00	$25.00	5/29/2010 5:59:00 PM
Bank42	$50.00	$50.00	5/30/2010 7:52:46 AM
shrewd-deal	$25.00	$25.00	5/30/2010 9:04:37 AM
zone6	$100.00	$100.00	5/30/2010 7:32:12 PM
sophisticated-marketplace	$50.00	$50.00	5/31/2010 9:02:32 AM
money_money	$50.00	$50.00	5/31/2010 1:11:49 PM
gold-disk	$47.50	$47.50	5/31/2010 4:18:29 PM
a-finance-nirvana	$25.00	$25.00	5/31/2010 4:43:41 PM
twirl2	$25.00	$25.00	5/31/2010 4:51:48 PM
gjm6d	$25.00	$25.00	5/31/2010 8:35:25 PM
Katahdin	$50.00	$50.00	5/31/2010 4:58:46 PM
adir1	$25.00	$25.00	5/31/2010 9:12:08 PM
j245213	$25.00	$25.00	6/1/2010 9:37:40 AM
treasure-bliss	$75.97	$75.97	6/1/2010 9:48:39 AM
payout-banker4	$25.00	$25.00	6/1/2010 9:41:54 AM
psa1995	$50.00	$50.00	5/31/2010 10:04:45 PM
svandgts	$50.00	$50.00	6/1/2010 9:57:06 AM
irrelevant	$25.00	$25.00	6/1/2010 11:07:44 AM
p1k4blu	$25.00	$18.94	6/1/2010 11:07:50 AM
la_tim	$50.00	$50.00	6/1/2010 4:46:31 PM
marshallmanhattan	$25.00	$25.00	6/1/2010 5:41:44 PM
top-tranquil-justice	$31.69	$31.69	6/1/2010 9:17:43 PM
MonkeyHero	$50.00	$50.00	6/1/2010 10:54:09 PM
steady-bazaar	$25.00	$25.00	6/2/2010 4:59:39 AM
paramjit	$50.00	$50.00	6/2/2010 6:37:30 AM
availableloan	$25.00	$25.00	6/1/2010 10:31:26 PM
114 bids
Borrower Payment Dependent Notes Series 460148
This series of Notes was issued and sold upon the funding of the borrower loan #42818, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,150.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	May-26-2010
				Auction end date:	Jun-01-2010

Starting lender yield:	18.90%	Starting borrower rate/APR:	19.90% / 23.17%	Starting monthly payment:	$42.68
Final lender yield:	18.90%	Final borrower rate/APR:	19.90% / 23.17%	Final monthly payment:	$42.68

Auction yield range:	7.99% - 18.90%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	11.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1995	Debt/Income ratio:	44%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	14 / 12	Length of status:	8y 7m
Credit score:	640-659 (May-2010)	Total credit lines:	49	Occupation:	Police Officer/Corr...
Now delinquent:	0	Revolving credit balance:	$8,598	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	95%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	5
Screen name:	velocity-adventurer	Borrower's state:	Louisiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My personal loan
This listing has a higher likelihood to fund and therefore does not include a description. If you would like additional information from this borrower, please ask a question in the Q&A section below.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Pulchritudinous	$25.00	$25.00	5/26/2010 4:16:00 PM
SNH	$50.00	$50.00	5/26/2010 4:15:57 PM
wayman	$25.00	$25.00	5/26/2010 4:17:33 PM
studious-bonus7	$50.00	$50.00	5/26/2010 4:16:15 PM
hrubinst	$25.00	$25.00	5/26/2010 4:16:40 PM
golden-wealth2	$50.00	$50.00	5/26/2010 4:20:02 PM
economy-producer	$25.00	$25.00	5/26/2010 4:15:46 PM
Avala	$50.00	$50.00	5/26/2010 4:16:47 PM
ddog0224	$25.00	$25.00	5/26/2010 4:17:23 PM
Bank_Of_XL	$50.00	$50.00	5/26/2010 5:42:44 PM
wlm3012	$25.00	$25.00	5/27/2010 8:01:30 AM
market-pudding	$25.00	$25.00	5/27/2010 7:22:58 PM
khamlagirl	$25.00	$25.00	5/28/2010 2:14:23 PM
cash-tent	$25.00	$25.00	5/31/2010 7:47:54 PM
crjmechanic	$25.00	$25.00	6/1/2010 11:31:02 AM
Phantom99	$25.00	$25.00	5/26/2010 4:17:00 PM
the-profit-oracle	$25.00	$25.00	5/26/2010 4:17:10 PM
enthusiastic-balance5	$100.00	$100.00	5/26/2010 4:17:15 PM
kegs	$100.00	$80.00	5/26/2010 4:18:55 PM
top-historic-peso	$25.00	$25.00	5/26/2010 4:16:07 PM
worth-arch	$25.00	$25.00	5/26/2010 4:16:24 PM
dinero-speaker	$50.00	$50.00	5/26/2010 4:16:56 PM
american6	$25.00	$25.00	5/26/2010 4:18:35 PM
Socorro_Capital_Partners	$25.00	$25.00	5/26/2010 8:17:49 PM
bluebouyz	$35.00	$35.00	5/26/2010 11:11:25 PM
Ridefree	$50.00	$50.00	5/27/2010 1:17:13 PM
duty-monger	$50.00	$50.00	5/29/2010 5:10:37 AM
Unitas4302	$50.00	$50.00	5/29/2010 7:45:16 AM
Ven58	$25.00	$25.00	5/29/2010 2:24:20 PM
ValleyBHC	$25.00	$25.00	5/30/2010 1:45:44 PM
BuzzyBee336	$35.00	$35.00	6/1/2010 8:43:49 AM
31 bids
Borrower Payment Dependent Notes Series 460226
This series of Notes was issued and sold upon the funding of the borrower loan #42832, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,200.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%	Auction start date:	May-27-2010
				Auction end date:	Jun-02-2010

Starting lender yield:	11.00%	Starting borrower rate/APR:	12.00% / 12.35%	Starting monthly payment:	$239.14
Final lender yield:	7.30%	Final borrower rate/APR:	8.30% / 8.64%	Final monthly payment:	$226.62

Auction yield range:	2.99% - 11.00%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	5.80%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1991	Debt/Income ratio:	11%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	10 / 10	Length of status:	10y 11m
Credit score:	800-819 (May-2010)	Total credit lines:	32	Occupation:	Civil Service
Now delinquent:	0	Revolving credit balance:	$8,250	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	41%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	edpensionguy	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	18 ( 100% )	800-819 (Latest)
Principal borrowed:	$2,000.00	< 31 days late:	0 ( 0% )	620-639 (Aug-2008) 620-639 (Dec-2007) 620-639 (Jun-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	18
Description
Tax bill
Purpose of loan:
This loan will be used for a unexpected $3500 property tax bill.? I will also consolidate a high interest $3700?personal loan.

Current Income:
$4,124?take home
$243?VA benefit
Total:$4,367
Monthly Living Expenses:
$2,205 Mortgage+Tax/Ins
$125 Elec
$200 Cable
$85 Car Ins
$75 Cell Ph
Total: $2,690
$1,677 Left over

I am currently paying $200 a month on the personal loan?that will be paid off by this loan.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

teufelhund	$25.00	$25.00	5/27/2010 4:18:46 PM
rose88	$25.00	$25.00	5/27/2010 4:19:18 PM
kmwvma	$25.00	$25.00	5/27/2010 4:22:07 PM
tender-integrity3	$50.00	$50.00	5/27/2010 4:22:42 PM
harty	$60.00	$60.00	5/27/2010 4:24:52 PM
afotherg	$40.00	$40.00	5/27/2010 4:25:22 PM
kulender	$25.00	$25.00	5/27/2010 4:25:11 PM
bold-durability-drum	$50.00	$50.00	5/27/2010 4:28:38 PM
peace-missile	$25.00	$25.00	5/27/2010 4:29:56 PM
Sam65	$25.00	$25.00	5/27/2010 4:30:17 PM
turbospeed	$25.00	$25.00	5/27/2010 4:30:28 PM
evnagelist	$25.00	$25.00	5/27/2010 4:30:40 PM
credit-coach118	$40.00	$40.00	5/27/2010 4:30:54 PM
kenji4861	$25.00	$25.00	5/27/2010 4:30:34 PM
tntmojave	$25.00	$25.00	5/27/2010 4:31:20 PM
Ivan2007	$25.00	$25.00	5/27/2010 4:30:52 PM
SNH	$50.00	$50.00	5/27/2010 4:31:42 PM
interest-exec9	$25.00	$25.00	5/27/2010 4:32:39 PM
five-star-justice	$36.00	$36.00	5/27/2010 4:33:14 PM
GElender	$50.00	$50.00	5/27/2010 4:33:44 PM
YellowJacket	$25.00	$25.00	5/27/2010 4:22:03 PM
flwah	$25.00	$25.00	5/27/2010 4:22:09 PM
TK4	$25.00	$25.00	5/27/2010 4:34:14 PM
meux99	$25.00	$25.00	5/27/2010 4:22:37 PM
gauss02	$25.00	$25.00	5/27/2010 4:34:05 PM
DukSerduk	$25.00	$25.00	5/27/2010 4:25:03 PM
JGB	$100.00	$100.00	5/27/2010 4:25:15 PM
a-responsible-return	$25.00	$25.00	5/27/2010 4:27:32 PM
jscope	$25.00	$25.00	5/27/2010 4:27:43 PM
Ocean713	$50.00	$50.00	5/27/2010 4:27:47 PM
treasure-hunter270	$25.00	$25.00	5/27/2010 5:32:30 PM
UncleScroogeDMD	$100.00	$100.00	5/27/2010 5:58:18 PM
ClearLake	$25.00	$25.00	5/27/2010 6:32:01 PM
Marathoner	$25.00	$25.00	5/27/2010 4:30:35 PM
Divot	$25.00	$25.00	5/27/2010 4:30:56 PM
seabass123	$25.00	$25.00	5/27/2010 4:31:17 PM
Boxhead	$25.00	$25.00	5/27/2010 7:57:21 PM
radforj22	$50.00	$50.00	5/27/2010 4:33:41 PM
bchen78875	$50.00	$50.00	5/27/2010 4:34:13 PM
Mookouw	$25.00	$25.00	5/27/2010 9:47:25 PM
p1k4blu	$25.00	$25.00	5/27/2010 4:34:18 PM
Hexnut	$50.00	$50.00	5/27/2010 9:47:27 PM
Tasmir	$25.00	$25.00	5/27/2010 9:47:36 PM
joandjon	$25.00	$25.00	5/27/2010 9:38:56 PM
scott73	$25.00	$25.00	5/27/2010 9:47:56 PM
thedoctor	$48.60	$48.60	5/27/2010 9:46:59 PM
Sigonio	$25.00	$25.00	5/27/2010 9:48:25 PM
RandyL3	$33.00	$33.00	5/27/2010 4:34:54 PM
blukestrel	$25.00	$25.00	5/27/2010 9:48:29 PM
rcr549	$25.00	$25.00	5/27/2010 9:47:33 PM
Jassi	$25.00	$25.00	5/27/2010 9:48:33 PM
js60l	$25.00	$25.00	5/27/2010 9:47:42 PM
outwish	$25.00	$25.00	5/27/2010 9:48:42 PM
social-comet7	$25.00	$25.00	5/27/2010 9:48:24 PM
morpholog	$25.00	$25.00	5/27/2010 9:48:36 PM
Daneistes	$81.84	$81.84	5/27/2010 9:50:54 PM
diverse2	$30.00	$30.00	5/27/2010 9:48:43 PM
mrzz	$25.00	$25.00	5/27/2010 9:48:45 PM
dinero-festivity2	$100.00	$100.00	5/27/2010 9:50:10 PM
R3P0MAN	$25.00	$25.00	5/27/2010 9:50:26 PM
RG	$27.97	$27.97	5/27/2010 10:29:00 PM
TakeCare	$25.00	$25.00	5/27/2010 9:50:42 PM
transparency-seagull1	$25.00	$25.00	5/27/2010 9:50:48 PM
IIP77	$25.00	$25.00	5/27/2010 10:38:29 PM
AgTiPinisher	$25.00	$25.00	5/27/2010 10:39:35 PM
GrommetPosse	$25.00	$25.00	5/27/2010 10:39:55 PM
Sixmil	$25.00	$25.00	5/27/2010 10:41:29 PM
BayShell	$50.00	$50.00	5/27/2010 10:42:52 PM
DavenportCapital	$25.00	$25.00	5/27/2010 10:45:50 PM
Northsider	$30.68	$30.68	5/27/2010 10:57:24 PM
kcole10	$25.00	$25.00	5/27/2010 10:57:28 PM
pseudokris	$25.00	$25.00	5/27/2010 10:57:54 PM
Walkingcowboy	$25.00	$25.00	5/27/2010 10:58:34 PM
Philosonie	$25.00	$25.00	5/27/2010 11:00:26 PM
sabre79	$25.00	$25.00	5/27/2010 11:16:46 PM
mad4wknds	$25.00	$25.00	5/27/2010 11:17:04 PM
JRHdocRN	$25.00	$25.00	5/27/2010 11:14:45 PM
ramsbladder	$25.00	$25.00	5/27/2010 11:15:51 PM
Eagledrop	$25.00	$25.00	5/27/2010 6:42:43 PM
MoneyForNothing	$25.00	$25.00	5/27/2010 6:54:31 PM
zippy-revenue8	$25.00	$25.00	5/28/2010 5:18:55 AM
NATIVEBORN	$25.00	$25.00	5/27/2010 9:11:57 PM
bonus-banker	$25.00	$25.00	5/27/2010 9:47:19 PM
dadalou	$25.00	$25.00	5/27/2010 9:47:23 PM
jhuang617	$50.00	$50.00	5/27/2010 9:47:47 PM
resolute-return1	$25.00	$25.00	5/28/2010 6:23:54 AM
museic1	$25.00	$25.00	5/27/2010 9:48:32 PM
sajitk	$25.00	$25.00	5/27/2010 9:48:38 PM
degster	$25.00	$25.00	5/27/2010 9:48:48 PM
djs81	$50.00	$50.00	5/27/2010 9:48:53 PM
wwwUniversal	$25.00	$25.00	5/27/2010 9:50:56 PM
Strato	$25.00	$25.00	5/27/2010 10:39:13 PM
tsui517	$25.00	$25.00	5/27/2010 10:41:57 PM
tylerfd	$25.00	$25.00	5/27/2010 10:42:15 PM
Steveoo1	$25.00	$25.00	5/27/2010 10:42:46 PM
Heiko	$25.00	$25.00	5/27/2010 10:57:09 PM
selector568	$145.85	$145.85	5/27/2010 11:30:07 PM
deal-multiplier9	$25.00	$25.00	5/28/2010 1:43:54 PM
Johnab	$25.00	$25.00	5/28/2010 6:41:35 PM
vine99	$90.00	$90.00	5/30/2010 11:51:03 AM
dbanwart	$25.00	$25.00	5/31/2010 7:32:11 PM
widowsmite	$35.00	$35.00	6/1/2010 10:03:46 AM
pascal1	$50.00	$50.00	6/1/2010 7:48:31 PM
lender12345	$25.00	$25.00	6/1/2010 9:32:43 PM
blue-dollar-viking	$25.00	$25.00	6/1/2010 5:22:13 PM
availableloan	$25.00	$25.00	6/1/2010 10:37:54 PM
likeable-reward	$25.00	$25.00	5/27/2010 4:18:55 PM
PaulW	$25.00	$25.00	5/27/2010 4:21:04 PM
successful-euro	$50.00	$50.00	5/27/2010 4:21:12 PM
don8ter	$41.55	$41.55	5/27/2010 4:22:10 PM
truth-image	$50.00	$50.00	5/27/2010 4:24:55 PM
alexstar	$25.00	$25.00	5/27/2010 4:24:28 PM
golden-responsibility189	$50.00	$50.00	5/27/2010 4:24:46 PM
credit-scout7	$30.00	$30.00	5/27/2010 4:24:49 PM
rescue	$100.00	$100.00	5/27/2010 4:25:23 PM
meenan	$25.00	$25.00	5/27/2010 4:25:02 PM
interest-jedi0	$50.00	$50.00	5/27/2010 4:25:19 PM
power-defender7	$25.00	$25.00	5/27/2010 4:25:29 PM
american6	$50.00	$50.00	5/27/2010 4:28:31 PM
kegs	$100.00	$100.00	5/27/2010 4:28:50 PM
elasermd	$50.00	$50.00	5/27/2010 4:28:16 PM
investmentgroup	$25.00	$25.00	5/27/2010 4:29:41 PM
Emgolda	$25.00	$25.00	5/27/2010 4:30:29 PM
figs4u2	$80.00	$80.00	5/27/2010 4:31:33 PM
Phantom99	$25.00	$25.00	5/27/2010 4:31:13 PM
flexible-value	$28.00	$28.00	5/27/2010 4:31:27 PM
generator596	$50.00	$50.00	5/27/2010 4:31:47 PM
david5000	$50.00	$50.00	5/27/2010 4:31:49 PM
moltopaolo	$50.00	$50.00	5/27/2010 4:31:52 PM
Pulchritudinous	$25.00	$25.00	5/27/2010 4:31:53 PM
totoro	$25.00	$25.00	5/27/2010 4:21:21 PM
Tradesmanlender	$25.00	$25.00	5/27/2010 4:22:04 PM
yachey	$25.00	$25.00	5/27/2010 4:22:13 PM
dharma1	$25.00	$25.00	5/27/2010 4:22:47 PM
tekkie2412	$25.00	$25.00	5/27/2010 4:34:16 PM
thorough-exchange4	$40.00	$40.00	5/27/2010 4:24:43 PM
GeorgiaGator	$50.00	$50.00	5/27/2010 4:43:12 PM
delicious-social132	$40.00	$40.00	5/27/2010 4:24:58 PM
xphile	$25.00	$25.00	5/27/2010 4:42:56 PM
rjw_mpwr	$25.00	$25.00	5/27/2010 4:45:46 PM
Castellan	$25.00	$25.00	5/27/2010 4:27:29 PM
BankOfFrankFairness	$49.59	$49.59	5/27/2010 5:12:15 PM
riproaringrapids	$25.00	$25.00	5/27/2010 4:28:06 PM
tbrnet	$25.00	$25.00	5/27/2010 4:30:25 PM
life-is-great	$25.00	$25.00	5/27/2010 4:30:49 PM
rulender	$35.75	$35.75	5/27/2010 4:30:53 PM
hopeful-point	$25.00	$25.00	5/27/2010 4:31:01 PM
money-bauble	$75.00	$75.00	5/27/2010 4:32:57 PM
chilichese	$25.00	$25.00	5/27/2010 9:46:52 PM
kinetic-diversification	$35.52	$35.52	5/27/2010 9:47:17 PM
minatoku	$25.00	$25.00	5/27/2010 9:47:26 PM
the-silver-blaster	$25.00	$25.00	5/27/2010 9:47:35 PM
DadWarbucks	$25.00	$25.00	5/27/2010 9:47:45 PM
honorable-yield	$50.00	$50.00	5/27/2010 9:47:55 PM
GenerousGentleMan	$75.00	$75.00	5/27/2010 9:46:57 PM
affluence-tycoon	$25.00	$25.00	5/27/2010 9:48:10 PM
bonus-zone	$25.00	$25.00	5/27/2010 9:48:19 PM
_kyle	$25.00	$25.00	5/27/2010 9:48:27 PM
nv	$25.00	$25.00	5/27/2010 9:47:28 PM
dumbass	$25.00	$25.00	5/27/2010 9:48:30 PM
superchicken	$25.00	$25.00	5/27/2010 9:47:39 PM
bayareainv	$100.00	$100.00	5/27/2010 9:48:35 PM
Natronpee	$25.00	$25.00	5/27/2010 9:48:47 PM
Ponies88	$25.00	$25.00	5/27/2010 9:48:15 PM
BaltimoreLender	$25.00	$25.00	5/27/2010 9:48:22 PM
sisterkate	$25.00	$25.00	5/27/2010 9:48:28 PM
langdonx	$25.00	$25.00	5/27/2010 9:48:39 PM
acropiloterau2002	$25.00	$25.00	5/27/2010 9:48:44 PM
majormoves1	$25.00	$25.00	5/27/2010 9:48:49 PM
scrappy-bonus2	$25.00	$25.00	5/27/2010 9:50:29 PM
ethicalhumanist	$25.00	$25.00	5/27/2010 9:50:45 PM
rmachi	$25.00	$25.00	5/27/2010 10:29:30 PM
crazybill	$25.00	$25.00	5/27/2010 10:40:15 PM
Rdodson11	$25.00	$25.00	5/27/2010 10:29:18 PM
surfhoss644	$25.00	$25.00	5/27/2010 10:40:49 PM
investment-network	$25.00	$25.00	5/27/2010 10:30:12 PM
ADenny	$25.00	$25.00	5/27/2010 10:41:33 PM
Raetha	$25.00	$25.00	5/27/2010 10:39:50 PM
guardlender	$25.00	$25.00	5/27/2010 10:42:06 PM
sharkm	$25.00	$25.00	5/27/2010 10:41:07 PM
hopethisworks	$26.26	$26.26	5/27/2010 10:43:46 PM
monroemoney	$25.00	$25.00	5/27/2010 10:57:21 PM
Iowa65	$28.06	$28.06	5/27/2010 10:57:51 PM
RB_Double-A_Bravo	$25.00	$25.00	5/27/2010 10:57:05 PM
buckyhead2000	$25.00	$25.00	5/27/2010 11:03:20 PM
trevandtal	$25.00	$25.00	5/27/2010 11:17:01 PM
Cr_Sunset	$25.00	$16.33	5/27/2010 11:17:09 PM
pbandjb	$25.00	$25.00	5/27/2010 11:15:09 PM
hookUup	$25.00	$25.00	5/27/2010 7:41:40 PM
cingular	$25.00	$25.00	5/27/2010 7:57:40 PM
frankdelraza	$25.00	$25.00	5/27/2010 9:31:44 PM
OLYVRC	$25.00	$25.00	5/27/2010 9:48:34 PM
Mark-O-Polo	$25.00	$25.00	5/27/2010 9:48:41 PM
unclejaef	$25.00	$25.00	5/27/2010 9:48:51 PM
gigabit	$50.00	$50.00	5/27/2010 9:50:04 PM
BeansMan02	$25.00	$25.00	5/27/2010 10:39:10 PM
mrgoldy	$25.00	$25.00	5/27/2010 10:39:21 PM
ganoman21	$25.00	$25.00	5/27/2010 10:40:45 PM
Cheburashka	$30.00	$30.00	5/27/2010 10:42:01 PM
jla720	$35.00	$35.00	5/27/2010 10:42:43 PM
Lise46	$25.00	$25.00	5/27/2010 10:56:10 PM
monstersdad	$50.00	$50.00	5/27/2010 10:57:32 PM
donloah	$25.00	$25.00	5/27/2010 10:57:56 PM
chrisb1414	$25.00	$25.00	5/27/2010 11:00:00 PM
zrohmm	$25.00	$25.00	5/27/2010 11:14:37 PM
Red4Golf	$25.00	$25.00	5/27/2010 11:15:34 PM
justice-dna	$35.00	$35.00	5/27/2010 11:16:02 PM
Simply2fly	$25.00	$25.00	5/28/2010 7:26:39 AM
satisfying-durability	$25.00	$25.00	5/28/2010 10:41:42 AM
cebgop	$25.00	$25.00	5/29/2010 2:27:13 AM
MrSolution	$50.00	$50.00	5/29/2010 12:25:29 PM
adir1	$25.00	$25.00	5/31/2010 9:03:51 PM
durability-gyration4	$50.00	$50.00	6/1/2010 8:01:16 AM
all_of_that_one	$25.00	$25.00	5/31/2010 8:07:29 PM
socal-lender	$25.00	$25.00	5/31/2010 10:30:51 PM
Sven79	$50.00	$50.00	6/1/2010 4:38:02 PM
216 bids
Borrower Payment Dependent Notes Series 460286
This series of Notes was issued and sold upon the funding of the borrower loan #42798, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	May-28-2010
				Auction end date:	May-29-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$135.71

Auction yield range:	16.99% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-2008	Debt/Income ratio:	20%
Basic (1-10):	5	Inquiries last 6m:	2	Employment status:	Part-time employee
Enhanced (1-5):	2	Current / open credit lines:	3 / 3	Length of status:	1y 7m
Credit score:	660-679 (May-2010)	Total credit lines:	8	Occupation:	Retail Management
Now delinquent:	0	Revolving credit balance:	$718	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	45%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	vigorous-benefit	Borrower's state:	NewYork	Borrower's group:	440+ Supporting Lenders. Get FUNDED @ LOWER % than ANY group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying For College and a Used Car
Purpose of loan:
This loan will be used for two main purposes: to buy a car, and to pay for my college summer courses. I recently had a loan up and realized paying my credit cards can be done in time. I need to buy a used car to get to and from my jobs, as my family is currently a one-car family, and it's pretty hard when my jobs are 20+ miles away. Also, with my college summer course costing a little under a 1000, with the book calculated in, it's not easy to pay. (And I need a car to get there, because my parents aren't willing to bring me to college for an hour a day, three days a week, during their work schedule...) Unless I sign up for a few more courses, I cannot get a loan. (And I don't have the time for those courses with my jobs.) I currently have no history with Prosper, and would like to show those that I can be a trustworthy borrower.

My financial situation:
I'm a good candidate as I have a steady income that leaves me with enough left over a month to pay double the loan. I currently have three jobs, two part time positions as a cashier and one per diem at a housing facility for mentally ill. I have never been late with a credit card payment, and plan on paying this loan ahead of time. I also have relatively no expenses as I live at home with my parents. Most will see I have a large gap between income and expenses; I'm currently trying to save up for a trip to see my dying grandparent in Texas, one I haven't seen in a good five+ years. So I cannot really use that for my school/car right now, but would not hesitate to use that money if need be (such as something coming up right before a loan repayment). I know I have no credit to go off of, but I can easily afford this loan. I just need the money relatively soon, and it'd take months to save up.

Monthly net income: $? 1100

Monthly expenses: $ 330
??Housing: $ 0 (Parents pay for)
??Insurance: $ 0 (Health insurance covered by parents)
??Car expenses: $ 80 (Gas for when I borrow parents' car)
??Utilities: $ 0 (Parents pay for)
??Phone, cable, internet: $ 0 (Parents pay for)
??Food, entertainment: $ 100
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 100 (Minimum payments)
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

PRGuyinVA	$25.00	$25.00	5/28/2010 4:02:47 PM
gelidfrank	$25.00	$25.00	5/28/2010 4:02:52 PM
phredd	$25.00	$25.00	5/28/2010 4:02:57 PM
Diamond_Jim	$25.00	$25.00	5/28/2010 4:03:02 PM
Caerus	$25.00	$25.00	5/28/2010 4:02:42 PM
Buffer10	$25.00	$25.00	5/28/2010 4:02:45 PM
burrito6	$25.00	$25.00	5/28/2010 4:00:48 PM
alexgalt	$100.00	$100.00	5/28/2010 10:36:41 PM
SBT	$25.00	$25.00	5/28/2010 4:02:50 PM
marketplace-buckeye	$25.00	$25.00	5/28/2010 4:02:55 PM
swoosh	$25.00	$25.00	5/28/2010 4:02:59 PM
RMB-Investments	$25.00	$25.00	5/28/2010 4:00:50 PM
reward-adventure	$25.00	$25.00	5/28/2010 4:02:43 PM
kind-efficient-credit	$25.00	$25.00	5/28/2010 4:03:04 PM
inspiring-reward	$200.00	$75.00	5/28/2010 4:03:08 PM
CashFlow13	$2,500.00	$2,500.00	5/29/2010 9:53:49 AM
16 bids
Borrower Payment Dependent Notes Series 460290
This series of Notes was issued and sold upon the funding of the borrower loan #42792, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	May-26-2010
				Auction end date:	Jun-02-2010

Starting lender yield:	6.10%	Starting borrower rate/APR:	7.10% / 7.44%	Starting monthly payment:	$61.85
Final lender yield:	6.10%	Final borrower rate/APR:	7.10% / 7.44%	Final monthly payment:	$61.85

Auction yield range:	2.99% - 6.10%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1996	Debt/Income ratio:	6%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	4 / 4	Length of status:	26y 7m
Credit score:	740-759 (May-2010)	Total credit lines:	23	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$750	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	26%
Public records last 12m / 10y:	0/ 2	Homeownership:	No
Delinquencies in last 7y:	1
Screen name:	Riverblack	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	26 ( 100% )	740-759 (Latest)
Principal borrowed:	$1,000.00	< 31 days late:	0 ( 0% )	600-619 (Feb-2008)
Principal balance:	$379.81	31+ days late:	0 ( 0% )
Total payments billed:	26
Description
My personal loan
This listing has a higher likelihood to fund and therefore does not include a description. If you would like additional information from this borrower, please ask a question in the Q&A section below.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

truth-image	$50.00	$50.00	5/26/2010 4:14:19 PM
afotherg	$25.00	$25.00	5/26/2010 4:14:58 PM
currency-persimmon	$25.00	$25.00	5/26/2010 4:15:10 PM
credit-scout7	$30.00	$30.00	5/26/2010 4:14:05 PM
harty	$60.00	$60.00	5/26/2010 4:14:10 PM
delicious-social132	$40.00	$40.00	5/26/2010 4:14:26 PM
elasermd	$50.00	$50.00	5/26/2010 4:18:26 PM
kegs	$100.00	$100.00	5/26/2010 4:18:50 PM
gigabit	$50.00	$50.00	5/26/2010 4:17:47 PM
mwfarmkid	$50.00	$50.00	5/26/2010 4:18:27 PM
american6	$50.00	$50.00	5/26/2010 4:18:42 PM
creative-finance7	$25.00	$11.03	5/26/2010 4:19:07 PM
golden-responsibility189	$50.00	$50.00	5/26/2010 4:13:59 PM
JGB	$100.00	$100.00	5/26/2010 4:14:45 PM
Ocean713	$50.00	$50.00	5/26/2010 4:17:55 PM
bold-durability-drum	$50.00	$50.00	5/26/2010 4:18:44 PM
bigdogsafety1	$25.00	$25.00	5/26/2010 4:18:59 PM
wwwUniversal	$25.00	$25.00	5/26/2010 4:19:40 PM
Socorro_Capital_Partners	$25.00	$25.00	5/26/2010 8:19:43 PM
MoneyForNothing	$35.00	$35.00	5/27/2010 6:49:35 PM
julijask	$35.00	$35.00	5/27/2010 11:19:16 PM
MrSolution	$50.00	$50.00	5/29/2010 12:24:42 PM
JCPlending	$25.00	$25.00	5/31/2010 8:23:05 AM
sweety075	$25.00	$25.00	5/31/2010 5:18:06 PM
priceless-cash5	$25.00	$25.00	6/1/2010 4:00:04 AM
credit-haven7	$100.00	$100.00	6/1/2010 7:08:57 AM
Dollars4Rent	$25.00	$25.00	6/1/2010 10:40:40 AM
rescue	$100.00	$100.00	5/26/2010 4:15:05 PM
DukSerduk	$25.00	$25.00	5/26/2010 4:14:40 PM
kulender	$25.00	$25.00	5/26/2010 4:14:41 PM
interest-jedi0	$50.00	$50.00	5/26/2010 4:14:52 PM
power-defender7	$25.00	$25.00	5/26/2010 4:15:20 PM
a-responsible-return	$25.00	$25.00	5/26/2010 4:17:46 PM
riproaringrapids	$25.00	$25.00	5/26/2010 4:18:07 PM
unassuming-note	$25.00	$25.00	5/26/2010 4:18:12 PM
dinero-festivity2	$100.00	$100.00	5/26/2010 4:18:16 PM
meenan	$25.00	$25.00	5/26/2010 4:14:31 PM
rudyindc	$25.00	$25.00	5/26/2010 4:15:14 PM
HUMPTIDUMPTI	$50.00	$50.00	5/26/2010 4:17:59 PM
swerd	$25.91	$25.91	5/27/2010 2:06:55 PM
Heater36	$25.00	$25.00	5/28/2010 7:14:59 AM
CollinsCrew	$36.00	$36.00	5/28/2010 4:04:54 PM
khamlagirl	$25.00	$25.00	5/31/2010 10:33:36 AM
journey0	$50.00	$50.00	6/1/2010 9:35:18 AM
Dollars4Rent	$25.00	$25.00	6/1/2010 10:41:08 AM
springpanda	$25.00	$25.00	6/1/2010 2:48:44 PM
aue513	$25.00	$25.00	6/2/2010 5:43:48 AM
rpd1211	$25.00	$25.00	6/2/2010 6:54:01 AM
martymaniaman	$27.06	$27.06	6/2/2010 8:21:55 AM
malcolmreynolds	$25.00	$25.00	6/2/2010 3:14:18 PM
50 bids
Borrower Payment Dependent Notes Series 460308
This series of Notes was issued and sold upon the funding of the borrower loan #42795, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	May-26-2010
				Auction end date:	Jun-02-2010

Starting lender yield:	6.14%	Starting borrower rate/APR:	7.14% / 7.48%	Starting monthly payment:	$30.94
Final lender yield:	6.14%	Final borrower rate/APR:	7.14% / 7.48%	Final monthly payment:	$30.94

Auction yield range:	2.99% - 6.14%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.54%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1983	Debt/Income ratio:	29%
Basic (1-10):	10	Inquiries last 6m:	1	Employment status:	Part-time employee
Enhanced (1-5):	3	Current / open credit lines:	4 / 4	Length of status:	1y 5m
Credit score:	740-759 (May-2010)	Total credit lines:	4	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$19,406	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	48%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	truth-loyalist	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	6 ( 100% )	740-759 (Latest)
Principal borrowed:	$1,000.00	< 31 days late:	0 ( 0% )	780-799 (Oct-2009) 780-799 (Sep-2009)
Principal balance:	$340.53	31+ days late:	0 ( 0% )
Total payments billed:	6
Description
Lower Debt / Build History
The purpose of this loan is to pay off credit card debt. I can pay off the debt within a few months, but see this as an opportunity to build history and good reputation on Prosper

I am a good candidate because :
I have a secure job
I have a track record of making on time payments
I plan to pay this loan back early
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

don'twannadance	$50.00	$50.00	5/27/2010 7:59:01 AM
focused-dime8	$51.78	$51.78	5/27/2010 5:55:27 PM
Heater36	$25.00	$25.00	5/28/2010 7:14:02 AM
productive-finance	$25.00	$25.00	5/28/2010 9:38:14 AM
otalon	$32.35	$32.35	5/28/2010 7:50:43 PM
cebgop	$25.00	$25.00	5/29/2010 2:45:24 AM
kazanov	$50.00	$50.00	5/29/2010 11:36:17 AM
Mav26	$63.77	$63.77	6/1/2010 1:03:11 PM
aue513	$25.00	$25.00	6/2/2010 5:40:46 AM
rancher7	$25.00	$25.00	6/1/2010 11:35:38 PM
ttnk62918	$25.00	$25.00	6/2/2010 1:47:51 PM
sweety075	$25.00	$25.00	6/2/2010 11:49:27 AM
verdiprr	$300.00	$227.10	6/2/2010 10:01:16 AM
wwwUniversal	$25.00	$25.00	6/2/2010 10:04:47 AM
don'twannadance	$50.00	$50.00	5/27/2010 7:59:31 AM
don'twannadance	$50.00	$50.00	5/27/2010 7:58:16 AM
don'twannadance	$50.00	$50.00	5/27/2010 7:58:36 AM
heerzaquestion	$25.00	$25.00	5/29/2010 7:03:33 AM
tomdooley12520	$25.00	$25.00	5/30/2010 7:39:54 AM
Phatt-Daddy	$100.00	$100.00	6/1/2010 11:49:38 AM
debt-legend	$25.00	$25.00	6/2/2010 12:36:05 PM
21 bids
Borrower Payment Dependent Notes Series 460376
This series of Notes was issued and sold upon the funding of the borrower loan #42844, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	May-28-2010
				Auction end date:	Jun-03-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.73%	Final monthly payment:	$67.85

Auction yield range:	16.99% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1997	Debt/Income ratio:	13%
Basic (1-10):	5	Inquiries last 6m:	5	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	11 / 11	Length of status:	2y 7m
Credit score:	660-679 (May-2010)	Total credit lines:	27	Occupation:	Professional
Now delinquent:	2	Revolving credit balance:	$2,397	Stated income:	$25,000-$49,999
Amount delinquent:	$269	Bankcard utilization:	66%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	cunning-principal	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
73 Days to my Wedding!
Purpose of loan:
This loan will be used to finance my wedding

My financial situation:
I am a good candidate for this loan because I will be paying it back with the help of my Husband-to-be. We both just purchased homes which ultimately took the bulk of each of our saved funds. We were childhood sweethearts and reconnected after my brother?s funeral. We then decided to get married and have a wedding this year instead of next year so that we can start on having children right away. He is currently renting out the home he purchased and we are living in the home I purchased. Our wedding date is set for 8/7/10 in our backyard and we won?t have all the money for some necessary items by that date, We are both working and consistently pay our bills on time and often more than what is due. I am financially sound and am starting to build my savings back up since purchasing my new home but I know we can not meet some of our financial deadlines for the wedding if we do not get a loan.

Monthly net income: $ 3083.03

Monthly expenses: $?
??Housing: $ 959
??Insurance: $ 75
??Car expenses: $ 252
??Utilities: $ 119
??Phone, cable, internet: $ 130
??Food, entertainment: $ 200
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 62
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Unitas4302	$50.00	$50.00	5/29/2010 7:51:02 AM
reflective-rupee	$100.00	$100.00	5/29/2010 7:49:51 PM
CashFlow13	$1,200.00	$551.59	5/31/2010 7:37:36 AM
unger	$50.00	$50.00	6/1/2010 2:20:34 PM
exchange-cowbell5	$25.00	$25.00	6/1/2010 5:38:07 PM
brightest-dignified-penny	$25.00	$25.00	6/1/2010 4:40:23 PM
SolarMoonshine	$25.00	$25.00	6/2/2010 10:21:21 AM
DonDiego	$25.00	$25.00	6/2/2010 8:16:10 PM
vigilance-searcher	$25.00	$25.00	6/3/2010 12:01:04 PM
frogperson	$100.00	$100.00	6/3/2010 4:16:34 AM
reflective-rupee	$100.00	$100.00	5/29/2010 7:50:16 PM
reflective-rupee	$100.00	$100.00	5/29/2010 7:50:31 PM
healingangel22	$25.00	$25.00	5/31/2010 10:49:11 AM
hopeful-point	$25.00	$25.00	5/31/2010 4:38:33 PM
Ronnieboy888	$25.00	$25.00	6/1/2010 8:59:00 PM
wlm3012	$25.00	$25.00	6/2/2010 8:00:12 AM
eclipse056	$48.41	$48.41	6/1/2010 5:24:46 PM
enthusiastic-capital1	$25.00	$25.00	6/2/2010 11:56:35 AM
Bob450	$25.00	$25.00	6/2/2010 10:17:10 PM
wbwill	$25.00	$25.00	6/3/2010 12:38:00 PM
ledesma31	$100.00	$100.00	6/3/2010 5:55:04 AM
21 bids
Borrower Payment Dependent Notes Series 460690
This series of Notes was issued and sold upon the funding of the borrower loan #42838, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jun-01-2010
				Auction end date:	Jun-03-2010

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$121.27
Final lender yield:	25.25%	Final borrower rate/APR:	26.25% / 28.57%	Final monthly payment:	$121.27

Auction yield range:	10.99% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1995	Debt/Income ratio:	24%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	9 / 9	Length of status:	0y 3m
Credit score:	720-739 (May-2010)	Total credit lines:	50	Occupation:	Engineer - Mechanic...
Now delinquent:	0	Revolving credit balance:	$10,830	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	98%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	wise-transaction-marsupial	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Home Improvements
This borrower was not required to write a description based on the listing's likelihood to fund.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

shrewd-peace7	$50.00	$50.00	6/1/2010 11:54:27 AM
cash-spark3	$25.00	$25.00	6/1/2010 12:05:29 PM
SNH	$50.00	$50.00	6/1/2010 12:07:54 PM
JGB	$100.00	$100.00	6/1/2010 12:08:50 PM
honorable-yield	$35.00	$35.00	6/1/2010 12:09:19 PM
personal-lender	$25.00	$25.00	6/1/2010 12:08:55 PM
Rattlehead	$25.00	$25.00	6/1/2010 12:09:10 PM
supreme-hope	$25.00	$25.00	6/1/2010 12:12:49 PM
asset-equilibrium0	$50.00	$50.00	6/1/2010 12:14:21 PM
desertoasis	$25.00	$25.00	6/1/2010 12:13:38 PM
svandgts	$50.00	$50.00	6/1/2010 12:19:22 PM
simplelender80	$50.00	$50.00	6/1/2010 12:17:02 PM
Interstate_Rate	$250.00	$250.00	6/1/2010 1:26:49 PM
power-pagoda	$25.00	$25.00	6/1/2010 12:19:06 PM
zorg77	$25.00	$25.00	6/1/2010 12:19:32 PM
top-historic-peso	$26.00	$26.00	6/1/2010 12:08:24 PM
orderly-leverage	$30.00	$30.00	6/1/2010 12:08:39 PM
topher515	$25.00	$25.00	6/1/2010 4:07:02 PM
money-bauble	$31.56	$31.56	6/1/2010 4:36:24 PM
shrewd-deal	$25.00	$25.00	6/1/2010 8:21:56 PM
Josphine	$25.00	$25.00	6/1/2010 9:23:50 PM
teller	$25.00	$25.00	6/2/2010 8:52:13 AM
actvtrdr	$35.00	$35.00	6/2/2010 1:50:51 PM
samo102us	$25.00	$25.00	6/2/2010 2:47:02 PM
micko	$25.00	$25.00	6/2/2010 1:06:50 PM
IIP77	$25.00	$25.00	6/2/2010 3:16:45 PM
jrbill1998	$50.00	$50.00	6/2/2010 8:14:37 AM
MADAOO7	$50.00	$50.00	6/2/2010 3:31:41 PM
A007	$25.00	$25.00	6/2/2010 5:05:40 PM
FeedTheMachine	$50.00	$50.00	6/3/2010 6:24:59 AM
HomeTownRentalProperties	$50.00	$50.00	6/3/2010 7:21:38 AM
flexible-value	$25.00	$25.00	6/3/2010 2:53:16 AM
ezg	$25.00	$25.00	6/3/2010 4:28:44 AM
rhin0cerx	$50.00	$50.00	6/3/2010 6:23:51 AM
theshef	$25.00	$25.00	6/3/2010 6:24:50 AM
glroark	$50.00	$50.00	6/3/2010 10:33:51 AM
Billfred	$25.00	$25.00	6/2/2010 5:17:10 PM
marketologist327	$25.00	$25.00	6/2/2010 5:43:45 PM
the-silver-blaster	$25.00	$25.00	6/2/2010 6:22:19 PM
Underzenith85	$25.00	$25.00	6/3/2010 10:48:48 AM
wwwUniversal	$25.00	$25.00	6/3/2010 10:51:46 AM
famous-bill	$50.00	$50.00	6/3/2010 5:11:42 AM
successful-euro	$30.00	$30.00	6/1/2010 11:59:52 AM
S-Master	$25.00	$25.00	6/1/2010 11:59:56 AM
supreme-bonus0	$25.00	$25.00	6/1/2010 12:06:29 PM
qwsd12	$40.00	$40.00	6/1/2010 12:07:34 PM
coachmike15	$25.00	$25.00	6/1/2010 12:08:17 PM
Phantom99	$25.00	$25.00	6/1/2010 12:07:51 PM
PRGuyinVA	$25.00	$25.00	6/1/2010 12:13:48 PM
greenwell	$25.00	$25.00	6/1/2010 12:15:05 PM
Bank42	$50.00	$50.00	6/1/2010 12:16:06 PM
mercuriant	$25.00	$25.00	6/1/2010 12:30:02 PM
worth-arch	$25.00	$25.00	6/1/2010 12:08:33 PM
StrategicFinancier21	$25.00	$25.00	6/1/2010 12:16:17 PM
zone6	$100.00	$100.00	6/1/2010 4:37:11 PM
orange-preeminant-bill	$100.00	$100.00	6/2/2010 5:31:43 AM
Artist_Blue	$25.00	$25.00	6/2/2010 7:17:50 AM
seisen	$50.00	$50.00	6/2/2010 10:03:28 AM
SolarMoonshine	$25.00	$25.00	6/2/2010 10:35:01 AM
decisive-capital	$29.76	$29.76	6/1/2010 4:50:21 PM
green-thoughtful-yield	$25.00	$25.00	6/2/2010 9:37:52 AM
contract-maracas	$47.24	$47.24	6/2/2010 10:32:03 AM
treasure-bliss	$100.00	$100.00	6/2/2010 5:22:09 AM
KiwiElf	$25.00	$25.00	6/2/2010 4:48:26 PM
108lender	$70.70	$70.70	6/2/2010 6:52:45 PM
caNative	$25.00	$25.00	6/2/2010 10:31:37 PM
influential-compassion9	$43.62	$43.62	6/3/2010 8:41:36 AM
credit-wheel7	$25.00	$25.00	6/3/2010 4:21:53 AM
Shepherd7	$30.00	$30.00	6/3/2010 4:28:39 AM
market-walnut5	$50.00	$50.00	6/3/2010 6:25:11 AM
sharp-money3	$25.00	$25.00	6/3/2010 10:51:50 AM
autonomous-truth	$50.00	$50.00	6/2/2010 8:30:39 PM
virtuous-platinum2	$27.92	$27.92	6/3/2010 1:02:39 AM
CADETTO	$100.00	$98.20	6/3/2010 10:58:02 AM
74 bids